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                               PURCHASE AGREEMENT

                                  BY AND AMONG

                            PREMIER HOLDING COMPANY

                  THE SHAREHOLDERS OF PREMIER HOLDING COMPANY

                             PREMIER AGENDAS, INC.

                          PREMIER SCHOOL AGENDAS LTD.

                             PREMIER GRAPHICS, L.P.

                    THE LIMITED PARTNERS OF PREMIER GRAPHICS

                               FRANKLIN QUEST CO.

                                      AND

                          FRANKLIN QUEST CANADA, LTD.




                                 MARCH 1, 1997
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                               TABLE OF CONTENTS




RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                  ARTICLE I SALE OF SHARES; CLOSING

1.1      PURCHASE AND SALE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2      PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.3      CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.4      CLOSING OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.5      ADJUSTMENTS TO INITIAL PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.6      COMBINED POST-CLOSING BALANCE SHEET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.7      EARN-OUT PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.8      MANAGEMENT OF ACQUIRED COMPANIES DURING EARN-OUT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.9      ALLOCATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                                         ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1      ORGANIZATION AND GOOD STANDING; SUBSIDIARIES; RESIDENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
2.2      AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
2.3      CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
2.4      FINANCIAL STATEMENTS AND OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
2.5      BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
2.6      TITLE TO PROPERTIES; ENCUMBRANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
2.7      INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
2.8      CONDITION AND SUFFICIENCY OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
2.9      ACCOUNTS RECEIVABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
2.10     INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
2.11     NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
2.12     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
2.13     NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
2.14     EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
2.15     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS  . . . . . . . . . . . . . . . . . . . . . . . . 18
2.16     LEGAL PROCEEDINGS; ORDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
2.17     ABSENCE OF CERTAIN CHANGES AND EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.18     CONTRACTS; NO DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
2.19     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
2.20     ENVIRONMENTAL AND OCCUPATIONAL SAFETY AND HEALTH MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
2.21     EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
2.22     LABOR DISPUTES; COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
2.23     CERTAIN PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
2.24     DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
2.25     RELATIONSHIPS WITH RELATED PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
2.26     BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
2.27     CANADIAN SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
2.28     OWNERSHIP OF STOCK OR PARTNERSHIP INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30





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
2.29     EXECUTION, DELIVERY AND ENFORCEABILITY OF AGREEMENT; NO VIOLATION  . . . . . . . . . . . . . . . . . . . . . . . 31
2.30     RESIDENCE AND DOMICILE; BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
2.31     NO ORDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
2.32     BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                         ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYERS

3.1      ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
3.2      AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
3.3      INVESTMENT INTENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
3.4      CERTAIN PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
3.5      BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                                     ARTICLE IV CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYERS

4.1      ACCURACY OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.2      SELLERS' AND THE ACQUIRED COMPANIES' PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.3      CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.4      COMPLETION OF INVESTIGATIONS, INSPECTIONS AND STUDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.5      NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
4.6      ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
4.7      NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.8      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.9      NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.10     COMPLIANCE WITH LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
4.11     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
4.12     ACTIONS SATISFACTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
4.13     DISCLOSURE LETTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
4.14     EMPLOYMENT AGREEMENTS, COVENANTS NOT TO COMPETE AND RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                                     ARTICLE V CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

5.1      ACCURACY OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
5.2      BUYER'S PERFORMANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
5.3      ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
5.4      NO INJUNCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
5.5      RELEASE OF GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

                                                 ARTICLE VI COVENANTS OF THE SELLERS

6.1      CONDUCT OF BUSINESS PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
6.2      ACCESS FOR INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.3      NEGATIVE COVENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.4      REQUIRED APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.5      NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.6      NO NEGOTIATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
6.7      BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
6.8      SUPPLEMENTS TO DISCLOSURE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
6.9      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
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
6.10     WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
6.11     PRIOR TAXATION PERIODS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                                 ARTICLE VII COVENANTS OF THE BUYERS

7.1      CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
7.2      APPROVALS OF GOVERNMENTAL BODIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
7.3      BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
7.4      INVESTMENT CANADA NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                                     ARTICLE VIII INDEMNIFICATION

8.1      SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
8.2      INDEMNIFICATION BY SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
8.3      INDEMNIFICATION BY BUYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
8.4      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
8.5      NOTICE OF INDEMNIFICATION DEMAND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

                                                       ARTICLE IX MISCELLANEOUS

9.1      EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.2      AMENDMENT AND MODIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.3      WAIVER; CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.4      FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.5      DISCLOSURE LETTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.6      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.7      ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
9.8      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
9.9      JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
9.10     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.11     INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.12     ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.13     ATTORNEYS' FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.14     TIME OF ESSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.15     CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.16     SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
9.17     NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
9.18     INCORPORATION OF EXHIBITS AND SCHEDULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
9.19     APPOINTMENT OF PREMIER HOLDING AS AGENT OF SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                                                       ARTICLE X DEFINITIONS

"ACQUIRED COMPANIES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
"ACQUIRED COMPANIES' ACCOUNTANTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
"AFFILIATE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
"ALLOCATION SCHEDULE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"APPLICABLE CONTRACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"ANNUAL BUDGET" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"BALANCE SHEET" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
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
"BEST EFFORTS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"BREACH"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"BUYER'S AUDITORS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"CLOSING" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"CLOSING DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"COMBINED NET ASSETS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"COMBINED NET INCOME" AND "COMBINED NET LOSS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"CODE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"CONSENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"CONTEMPLATED TRANSACTIONS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"CONTRACT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"DAMAGES" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"DISCLOSURE LETTER" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"EARN-OUT PAYMENT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"EARN-OUT YEAR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"EFFECTIVE DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
"EMPLOYEE BENEFIT PLAN" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
"EMPLOYMENT AGREEMENTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
"ENCUMBRANCE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
"ENVIRONMENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
"ENVIRONMENTAL LAW" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
"ERISA AFFILIATE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
"EXISTING MANAGEMENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
"FACILITIES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
"FAMILY"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
"GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
"GOVERNMENTAL AUTHORIZATION"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
"GOVERNMENTAL BODY" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
"GUARANTEED PENSION PLAN" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"HAZARDOUS ACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"HAZARDOUS MATERIALS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"HSR ACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"KNOWLEDGE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"KNOWLEDGE OF THE ACQUIRED COMPANIES" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"LEGAL REQUIREMENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"MATERIAL INTEREST" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"MINIMUM PERFORMANCE STANDARD"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"MULTIEMPLOYER PLAN"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"OCCUPATIONAL SAFETY AND HEALTH LAW"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"ORDER" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"ORDINARY COURSE OF BUSINESS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"ORGANIZATIONAL DOCUMENTS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"PARTNERSHIP INTERESTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"PERSON"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"PLAN"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"PREMIER AGENDAS SHARES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

"PRE-TAX NET INCOME"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
"PROCEEDING"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
"PSA SHARES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
"PURCHASE PRICE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
"RELATED PERSON"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
"RELEASE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"REPRESENTATIVE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"SECURITIES ACT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"SELLERS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"SHARES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"SUBSIDIARIES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"TAX" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
"TAX ACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
"TERMINATION DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
"TRANSACTION DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
"US GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
"WARRANTING SHAREHOLDERS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") is entered into effective as of March 1, 1997, by and among Premier Agendas, Inc., a Washington corporation ("Premier Agendas"), Premier School Agendas Ltd., a corporation incorporated under the Canada Business Corporations Act and registered to do business in British Columbia ("PSA"), Premier Graphics L.P., a limited partnership organized under the laws of the State of Washington ("Premier Graphics"), Premier Holding Company, a Nova Scotia unlimited company ("Premier Holding"), the shareholders of Premier Holding (collectively the "Premier Holding Shareholders"), the limited partners of Premier Graphics (collectively, the "Partners") (Premier Holding, the Premier Holding Shareholders and the Partners are collectively referred to herein as the "Sellers" and sometimes individually referred to herein as a "Seller") and Franklin Quest Co., a Utah corporation ("Franklin"), and Franklin Quest Canada, Ltd., an Ontario corporation ("Franklin Canada") (Franklin and Franklin Canada are collectively referred to as the "Buyers" and sometimes individually referred to herein as a "Buyer").


                                    RECITALS

         WHEREAS, Premier Holding owns all of the issued and outstanding shares of capital stock of Premier Agendas (the "Premier Agendas Shares"), and all of the issued and outstanding capital stock of PSA (the "PSA Shares") (the Premier Agendas Shares and the PSA Shares are collectively referred to as the "Shares"); and

         WHEREAS, the Partners own all of the limited partnership interests in Premier Graphics and Premier Agendas is the general partner of Premier Graphics (the limited partnership interests in Premier Graphics held by the Partners are collectively referred to herein as the "Partnership Interests"); and

         WHEREAS, Franklin desires to purchase from Premier Holding all of the Premier Agendas Shares, Franklin Canada wishes to purchase from Premier Holding all of the PSA shares and Franklin wishes to purchase from the Partners all of the Partnership Interests; and

         WHEREAS, in order to induce Franklin and Franklin Canada to purchase the Premier Agenda Shares, the PSA Shares and the Partnership Interests on the terms and conditions set forth in this Agreement, the Sellers are willing to make the representations, warranties, covenants and indemnities set forth herein; and

         WHEREAS, in order to induce Sellers to sell the Premier Agenda Shares, the PSA Shares and the Partnership Interests, Buyers are willing to make the representations, warranties and covenants set forth herein;


                                   AGREEMENT

         NOW THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                            SALE OF SHARES; CLOSING

         1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, certain of the Sellers shall sell, transfer and deliver to Buyers, and the Buyers will purchase from such Sellers the Shares and Partnership Interests as follows:

                 (a) Premier Holding shall sell, transfer and deliver to Franklin and Franklin shall purchase from Premier Holding, all of the Premier Agendas Shares.

                 (b) Premier Holding shall sell, transfer and deliver to Franklin Canada and Franklin Canada shall purchase from Premier Holding, all of the PSA Shares.

                 (c) The Partners shall sell, transfer and deliver to Franklin and Franklin shall purchase from the Partners, all of the Partnership Interests.

         1.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Shares and the Partnership Interests shall be the sum of:

                 (a) Nineteen Million Five Hundred Thousand Dollars (US $19,500,000) (the "Initial Payment"), subject to adjustment as provided in
Section 1.5 hereof, which shall be allocated among Premier Agendas, PSA and the Partnership Interests as set forth on Schedule 1.2(a). The portion of the Initial Payment allocated to the Partnership Interests shall constitute payment in full for each such Partner's share of the Purchase Price and shall be divided among and paid to the Partners in the amounts set forth on Schedule 1.2(a). No Partner will be entitled to receive any portion of an Earn-Out Payment, if any. All Earn-Out Payments, if any, shall be paid to Premier Holding only.

                 (b) The Earn-Out Payments, if any, required to be paid by Buyers to Premier Holding in accordance with the terms of Section 1.7. Each Earn-Out Payment shall be attributed to and allocated among Premier Agendas and PSA in the same ratio as set forth on Schedule 1.2(a).

                 (c) Buyers shall be jointly and severally liable for payment of the Initial Payment and Earn-Out Payments, if any.

                 (d) All references to $ or money herein shall be to United States dollars. If, for any purpose, it is or becomes necessary to calculate at any time the United States currency equivalent of any amount expressed or determined in Canadian currency, the United States currency equivalent of such Canadian currency amount shall be determined at the spot rate at which Canadian currency can be exchanged into United States currency as set out in the Money and Investing Sections of The Wall Street Journal. The spot rate shall be determined as of the Transaction Date.

         1.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at Vancouver, British Columbia, upon satisfaction of all conditions of Closing in Articles IV and V, but no later than March 3, 1997 (the "Termination Date"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in
Article X hereof.

         1.4     CLOSING OBLIGATIONS.  At the Closing:

                 (a) Premier Holding and the Partners, as the case may be, will deliver to Buyers:

                          (i)     certificates representing all of the Premier
Agendas Shares and the PSA Shares duly endorsed for transfer (or accompanied by duly executed stock powers), to Franklin and Franklin Canada, respectively;

                          (ii)    Assignments of Partnership Interests duly
executed by the Partners assigning the Partnership Interests to Franklin;

                          (iii)   Releases executed by each of the Sellers
releasing any claim of such Seller, other than those created by this Agreement, against any of Premier Agendas, PSA or Premier Graphics (collectively, the "Sellers' Releases");

                          (iv)    Employment Agreements, incorporating
non-competition and non-disclosure provisions (the "Employment Agreements") and as provided in Section 4.14, in form reasonably acceptable to Buyers executed by each of the persons identified on Schedule 1.4(a)(iv);

                          (v)     a certificate executed by the President of
each of Premier Agendas and PSA and the general partner of Premier Graphics (Premier Agendas, PSA and Premier Graphics are sometimes collectively referred to herein as the "Acquired Companies" and individually as an "Acquired Company") representing and warranting to Buyers that each of the representations and warranties made by the Acquired Companies and Sellers in this Agreement (other than the individual representations and warranties made by the Sellers in Sections 2.28 through 2.32 hereof) was accurate in all material respects as of the date of this Agreement and is accurate as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Sellers and the Acquired Companies to Buyers prior to the Closing Date in accordance with
Section 6.8) and that the conditions set forth in Sections 4.1 and 4.2 have been satisfied; and

                          (vi)    such other documents as are required to be
provided pursuant to Article IV or as reasonably requested by Buyers to close the transactions contemplated hereby.

                 (b)      Buyer will deliver to Sellers:

                          (i)     the amounts, as set forth in the Allocation
Schedule, to be paid at the Closing to Premier Holding and each Partner, by bank cashier's, certified check or by wire transfer to accounts specified by each person or entity entitled to a portion of such amounts, subject to adjustment as provided in Sections 1.5 hereof;

                          (ii)    a certificate executed by an authorized
officer of Buyers to the effect that each of Buyers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                          (iii)   such other documents as are required to be
provided pursuant to Article V or as reasonably requested by Sellers to close the transactions contemplated hereby.

         1.5     ADJUSTMENTS TO INITIAL PAYMENT.

                 (a) In the event that the Combined Net Assets of the Acquired Companies as of December 31, 1996, are more or less than US$[219,000.00] then the amount of the Initial Payment set forth in
Section 1.2 shall be adjusted as follows:

                           (i)     If the Combined Net Assets of the Acquired
Companies as of December 31, 1996, is greater than US$[219,000.00] then the amount of the Initial Payment shall be increased by an amount equal to the difference between the Combined Net Assets of the Acquired Companies as of December 31, 1996, and US$[219,000.00].

                           (ii)    If the Combined Net Assets of the Acquired
Companies as of December 31, 1996, is less than US$[219,000.00], then the amount of the Initial Payment shall be decreased by an amount equal to the difference between US$[219,000.00] and the Combined Net Assets of the Acquired Companies as of December 31, 1996. Sections 1.5(a)(i) and (ii) are collectively referred to as the "Purchase Price Adjustment."

                 (b) The Purchase Price Adjustment shall be paid by the appropriate party upon the approval of the Combined Post-Closing Balance Sheet by both parties pursuant to Section 1.6 and shall be allocated among Premier Agendas and PSA in the same ratio as set forth on Schedule 1.2(a).

         1.6     COMBINED POST-CLOSING BALANCE SHEET.

                 (a) Within thirty (30) days following the Closing Date, Sellers shall prepare and deliver to Buyers a combined post-closing balance sheet for Buyer, effective as of December 31, 1996, showing the final status of all assets and liabilities as of December 31, 1996 (the "Combined Post-Closing Balance Sheet"). The Combined Post-Closing Balance Sheet shall be reviewed by the Buyers and, if the Buyers have any objections to the Combined Post-Closing Balance Sheet, Buyers and Sellers shall work reasonably and in good faith to resolve such objections.

                 (b) If Buyers and Sellers are not able to resolve their disagreements and objections with respect to the Combined Post-Closing Balance Sheet within thirty (30) days after Sellers deliver the Combined Post-Closing Balance Sheet to Buyers, then the issues in dispute will be submitted to independent certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyers and Sellers shall each bear 50% of the fees of the Accountants for such determination.

                 (c) Upon finalization of the Combined Post-Closing Balance Sheet and the calculation of the Combined Net Assets of the Acquired Companies as of December 31, 1996, the Purchase Price Adjustment shall be paid by the appropriate party within seven (7) days after approval of the Combined Post-Closing Balance Sheet by both parties or the submission by the Accountants of its determination.

         1.7     EARN-OUT PAYMENT.

                 (a) Premier Holding shall be entitled to receive, and the Buyers agree to pay, as part of the Purchase Price to be paid to Premier Holding, the following:

                          (i)      If, but only if, the Pre-Tax Net Income of
the Acquired Companies for the twelve-month period commencing on September 1, 1996 and ending on August 31, 1997 (herein referred to as the "first Earn-Out Year") is more than US$2,750,000, an amount equal to 1.65 multiplied by the amount (if any) by which the Pre-Tax Net Income for the first Earn-Out Year exceeds US$2,750,000;

                          (ii)    If, but only if, the Pre-Tax Net Income of
Acquired Companies for the twelve-month period commencing on September 1, 1997 and ending on August 31, 1998 (herein referred to as the "second Earn-Out Year") is more than US$4,000,000, an amount equal to 1.65 multiplied by the amount (if any) by which the Pre-Tax Net Income for the second Earn-Out Year exceeds US$4,000,000; and

                          (iii)   If, but only if, the Pre-Tax Net Income of
Acquired Companies for the twelve-month period commencing on September 1, 1998 and ending on August 31, 1999 (herein referred to as the "third Earn-Out Year") is more than US$7,200,000, an amount equal to 1.65 multiplied by the amount (if any) by which the Pre-Tax Net Income for the third Earn-Out Year exceeds US$7,200,000.

The first, second, and third Earn-Out Years are collectively referred to herein as the "Earn-Out Period," and individually as an "Earn-Out Year." The payments to be made to Premier Holding pursuant to this Section 1.7, are collectively referred to as the "Earn-Out Payments," and individually as an "Earn-Out Payment."

                 (b) Immediately following each Earn-Out Year, Buyers shall cause the Acquired Companies to prepare combined financial statements of the Acquired Companies for the twelve-month period ended on the last day of such Earn-Out Year, in strict accordance with US GAAP consistently applied and consistent with the accounting methods used by the Acquired Companies in previous periods except for such changes as may be necessary to conform with US GAAP. The combined financial statements of the Acquired Companies shall be prepared and delivered to Franklin within 45 days after the close of each Earn-Out Year. Sellers shall be given full access to the books and records of the Acquired Companies in order to prepare the combined financial statements. Such financial statements shall be reviewed or audited by Franklin and/or Buyers' Auditors. Franklin's and/or Buyers' Auditors shall make such adjustments, changes, and modifications to such financial statements as they deem appropriate and shall submit to Premier Holding for consideration and comment within 30 days of Franklin's receipt of such combined financial statements (i) the reviewed or audited combined financial statements of the Acquired Companies for the respective Earn-Out Year, and (ii) a detailed summary of the calculation of Pre-Tax Net Income for such Earn-Out Year and the amount of the Earn-Out Payment based on such Pre-Tax Net Income. Premier Holding shall deliver any comments or objections it has concerning the audited or reviewed combined financial statements or the calculation of Pre-Tax Income or the Earn-Out Payment to Franklin within 60 days of receiving such information and, if Premier Holding does not object within that period, the amount of the Earn-Out Payment for that Earn-Out Year shall conclusively be deemed to have been established on the day immediately following the expiration of that period unless Premier Holding gives written notice to Franklin that it accepts Franklin's determination of the amount of the Earn-Out Payment for that Earn-Out

Year, in which case the amount of the Earn-Out Payment for that Earn-Out Year shall conclusively be deemed to have been established on the day Franklin receives or is deemed to receive that notice. Franklin and Premier Holding shall work reasonably and in good faith to resolve such objections. If Franklin and Premier Holding are not able to resolve such objections within ten
(10) days after delivery of Premier Holding's objections to Franklin, then the issues in dispute shall be submitted to the Accountants for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; and (ii) the determination by the Accountants, as set forth in a notice delivered to Buyers and Premier Holding by the Accountants, will be binding and conclusive on the parties. The costs and expenses of the Accountants shall be borne solely by Franklin if the determination reached by the Accountants results in a change in Pre-Tax Income of more than 5% from the amount of the Pre-Tax Income finally determined by Franklin's and/or Buyers' Auditors prior to submission of the disputed issues to the Accountants. The costs and expenses of the Accountants shall be borne solely by Premier Holding if the determination reached by the Accountants results in a change in Pre-Tax Income of 5% or less from the amount of the Pre-Tax Income finally determined by Franklin's and/or Buyers' Auditors prior to submission of the disputed issues to the Accountants. The Earn-Out Payment for that Earn-Out Year shall conclusively be deemed to be established on the day after the date on which Franklin and Premier Holding resolve Premier Holding's objection or the date of the Accountant's determination, as the case may be.

                 (c) Not later than ten (10) days after the final Pre-Tax Net Income for an Earn-Out Year has been established, Buyers shall pay to Premier Holding the Earn-Out Payment for such Earn-Out Year, if any, subject to Buyers' right to offset the Earn-Out Payment as set forth in Section 1.7(d). Interest at the most favorable rate paid by Franklin on funds borrowed from its primary bank shall accrue on any portion of any Earn-Out Payment not paid within 75 days after the last day of an Earn-Out Year.

                 (d) Without limiting the generality of Buyers' remedies, Buyers shall be entitled to deduct and set-off against any amount due to Sellers under this Agreement, including, without limitation, any Earn-Out Payments under this Section 1.7, the amount of (i) any claim for indemnification or payment of damages to which either of the Buyers may be entitled to under the terms of this Agreement, or (ii) any other obligations or liabilities of, or monies owing by, any Seller to either of the Buyers.

                 (e)      All amounts paid to Premier Holding pursuant to this
Section 1.7 shall be deemed to be part of the Purchase Price.

         1.8     MANAGEMENT OF ACQUIRED COMPANIES DURING EARN-OUT PERIOD.

                 (a) During the Earn-Out Period, Existing Management shall retain control of, and shall be responsible for managing, the day-to-day operations of the Acquired Companies, subject to the review and oversight of the Boards of Directors of the Acquired Companies and subject to the provisions of this Section 1.8. Concurrently with the Closing, the existing members of the Boards of Directors of the Acquired Companies shall resign and be replaced with the following persons:

         Premier Agenda Board                           PSA Board

         Hendrik A. Berends                             Hendrik A. Berends

         David L. Loeppky                               David L. Loeppky

         Harry Stel                                     Harry Stel

         James S. Gibson                                James S. Gibson

         Gerrit Kuik                                    Gerrit Kuik

         Val John Christensen will be Secretary
         of both companies

Subject to the provisions of Section 1.8(f), Buyers agree to vote their shares in the Acquired Companies so as to cause the foregoing persons, or their designates, to be elected directors of the Acquired Companies during each Earn-Out Year.

                 (b) Existing Management will conduct the business of the Acquired Companies only in the Ordinary Course of Business, in compliance with all Legal Requirements and good business practices, and shall use their Best Efforts to preserve intact the current business organization of the Acquired Companies, keep available the services of the current officers, employees, and agents of the Acquired Companies, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Companies. In addition, Existing Management of the Acquired Companies shall confer with their respective Boards of Directors concerning operational matters of a material nature and obtain the input and approval of said Boards of Directors for all actions related to operational matters of a material nature. Buyers shall not during the Earn-Out Period, without the consent of Existing Management of an Acquired Company, (i) terminate or modify any contract or other relationship that an Acquired Company has with a supplier or vendor, including, but not limited to, Premier Printing Ltd., or (ii) sell any asset or interest in the Acquired Companies, merge or combine the Acquired Companies with any other entity, or otherwise restructure or reorganize the Acquired Companies. During the Earn-Out Period, Buyers:

                          (i)     shall provide to the Acquired Companies
working capital and/or bank guarantees according to a budget approved by Franklin and the Board of Directors of the Acquired Companies; provided, however, that Buyers shall have no affirmative duty to provide assistance or resources (except as required herein), to generate or increase revenues, or manage or reduce any costs or expenses associated with the generation of Pre-Tax Net Income; and

                          (ii)    shall not engage in any business, directly or
indirectly, which is in direct competition with the business of the Acquired Companies, it being understood by the parties that any business now carried on by the Covey Group of companies shall not be considered to be in competition with the Acquired Companies.

                 (c) Without obtaining the prior approval and authorization of Buyers, Existing Management will not:

                          (i)     cause the Acquired Companies to engage in or
effect any new business activity outside of the scope of the activities currently engaged in by the Acquired Companies in the Ordinary Course of Business or change the strategic direction of the Acquired Companies;

                          (ii)    change any of the accounting methods or
controls used by the Acquired Companies except as necessary to comply with GAAP;

                          (iii)   sell or transfer any assets of the Acquired
Companies except for the sale or transfer of inventory or obsolete or defective assets in the Ordinary Course of Business;

                          (iv)    enter into any material Contract or other
arrangement, or modify or amend any existing material Contract or other arrangement, with Existing Management, any Seller, any Related Person of Existing Management, or any Related Person of any Seller;

                 (d) Within 30 days after the execution of this Agreement, and at least 45 days before the end of each Earn-Out Year thereafter, Existing Management shall prepare and submit to the Boards of Directors an annual operating budget (the "Annual Budget") covering the activities of each of the Acquired Companies for the following year. The Boards of Directors and Existing Management shall work together to make changes to the Annual Budget as deemed appropriate by the Boards of Directors and which must be reasonably consistent with and based upon the prior year's history and future forecasts. The Annual Budget must be submitted to Buyers for prior approval, which approval shall not be unreasonably withheld, and adopted by the Boards of Directors. Existing Management and the Boards of Directors shall use their Best Efforts to adopt the Annual Budget prior to the beginning of each Earn-Out Year. Following the adoption of the Annual Budget, it may be amended only with the approval of the Boards of Directors. The final Annual Budget, as it may be amended from time to time during any year, shall bind Existing Management in their management of the day-to-day operations of the Acquired Companies.

                 (e) Existing Management shall prepare a monthly written report for the Boards of Directors discussing the status of the business, operations and finances of the Acquired Companies and the operating results for the month and a comparison of actual operating results versus budgeted operating results which report shall be delivered to the Boards of Directors within 15 days after the end of each month. Existing Management shall also meet with the Boards of Directors, or committees thereof, from time to time as requested by the Boards of Directors to discuss the status of the business operations and finances of the Acquired Companies.

                 (f) The Boards of Directors and Buyers shall retain the right to terminate Existing Management's control of, and responsibility for, the day to day operations of the Acquired Companies upon the occurrence of any of the following events:

                          (i)     The Boards of Directors or Buyers determine
during an Earn-Out Year, acting reasonably (including due consideration of the seasonal nature of the business of the Acquired Companies), that in such Earn-Out Year it is readily apparent that the Acquired Companies will not, on a reasonable basis, achieve the Minimum Performance Standard for such Earn-Out Year; or

                          (ii)    Within thirty (30) days after written notice
from the Buyers to Existing Management setting out the particulars of any action inconsistent with or in breach of the provisions of this Section 1.8, Existing Management fails to take any action required to be taken pursuant to this Section 1.8, continues to engage in or condone, or fails to prevent any action inconsistent with or in breach of the provisions of this Section 1.8; or

                          (iii)   Within thirty (30) days after written notice
from the Buyers to Existing Management setting out the particulars of any action inconsistent with or in breach of the provisions of this Section 1.8, any member of Existing Management continues to engage in any activity in competition with any activity of the Acquired Companies or the Buyers, or contrary or harmful to the interests of the Acquired Companies or the Buyers.

         1.9 ALLOCATION. Premier Holding, the Premier Holding Shareholders and each Partner agree that (i) the Initial Payment and Purchase Price adjustments shall be made to Premier Holding and allocated between Premier Holding and the Partners in accordance with the Allocation Schedule without regard to specific adjustments to the financial statements of individual Acquired Companies, and (ii) any Earn-Out Payment shall be made to Premier Holding and shall be allocated between Premier Agendas and PSA in accordance with the Allocation Schedule, and without regard to the operating results of individual Acquired Companies during the Earn-Out Years.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Premier Holding and the Warranting Shareholders, jointly and severally, represent and warrant to Franklin with respect to each representation and warranty set forth below which is applicable to Premier Agendas as follows; Premier Holding and the Warranting Shareholders, jointly and severally, represent and warrant to Franklin Canada with respect to each representation and warranty set forth below which is applicable to PSA as follows; Premier Holding and each of the Partners, jointly and severally, represent and warrant to Buyers with respect to each representation and warranty set forth below which is applicable to Premier Graphics as follows; and each Seller hereby represents and warrants as to itself with respect to the representations and warranties set forth in Sections 2.28 through 2.32, as follows:

         2.1     ORGANIZATION AND GOOD STANDING; SUBSIDIARIES; RESIDENCE.

                 (a) Part 2.1(a) of the Disclosure Letter contains a complete and accurate list for each of the Acquired Companies of such entity's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or partner and the number of shares or interest held by each). Each Acquired Company (other than Premier Graphics) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Premier Graphics is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Washington with full partnership power and authority to conduct its business as it is now being conducted, to own or use the properties that it purports to own or use, and to perform all of its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business and is in good standing under the laws of each state, province or other jurisdiction in which either the ownership or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Acquired Company or its operations.

                 (b) Sellers have delivered to Buyers copies of the Organizational Documents of each Acquired Company, as currently in effect on or prior to the date hereof.

                 (c) Other than as listed on Part 2.1(c) of the Disclosure Letter, the Acquired Companies (i) have no Subsidiaries, (ii) do not own or control (directly or indirectly) any capital stock, bonds or other securities of, and do not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and (iii) do not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

                 (d) Premier Holding is not a non-resident of Canada within the meaning of the Tax Act.

         2.2     AUTHORITY; NO CONFLICT.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of Premier Holding enforceable against Premier Holding in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Premier Holding has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its respective obligations under this Agreement.

                 (b) Except as set forth in Part 2.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                          (i)     contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of the Acquired Companies, Premier Holding or any of the other Sellers to the extent such Seller is not an individual, or (B) any resolution adopted by the board of directors, the shareholders or partners of any Acquired Company, Premier Holding or any of the other Sellers to the extent such Seller is not an individual;

                          (ii)    contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or any Seller, or any of the assets owned, leased or used by, any Acquired Company, may be subject which would have a material adverse affect on any Acquired Company;

                          (iii)   contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned, leased or used by, any Acquired Company;

                          (iv)    contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                          (v)     result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned, leased or used by any Acquired Company.

Except as set forth in Part 2.2(b) of the Disclosure Letter, no Seller or any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         2.3     CAPITALIZATION.

                 (a) The authorized equity securities of Premier Agendas consists of 1,000,000 shares of common stock, no par value, 11,200 of which are issued and outstanding and constitute the Premier Agendas Shares. No equity securities of any class or nature are authorized or issued with respect to Premier Agendas, except the Premier Agenda Shares. The authorized equity securities of PSA consists of an unlimited number of common shares for an unlimited consideration, 100 of which are issued and outstanding and constitute the PSA Shares. No equity securities of any class or nature are authorized or issued with respect to PSA, except the PSA Shares. All of the ownership interests in Premier Graphics are held by the Partners or Premier Agendas. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares and Partnership Interests free and clear of all Encumbrances. The Shares and Partnership Interests listed on Schedule 2.3(a) represent all of the holdings of securities of the Acquired Companies, all of which are owned by the Sellers. Other than as set forth on Part 2.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of each Acquired Company. All of the outstanding equity securities of any Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable.

                 (b) There are no outstanding options, warrants or other securities or rights that may be exercised to purchase or are convertible into equity or debt securities of the Acquired Companies and there are no Applicable Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding securities of any Acquired Company was issued in violation of the Securities Act or any equivalent securities laws in Canada or any state of the United States or province of Canada or any other Legal Requirement. Other than as set forth on Part 2.3 of the Disclosure Letter, no Acquired Company owns, or has any Contract to acquire, any securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         2.4 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Sellers and the Acquired Companies have, or will have prior to the Closing, delivered or made available to Buyers:

                 (a) Reviewed balance sheets, together with combining schedules, of the Acquired Companies as of December 31st in each of the years 1994 through 1995, and the related statements of income, changes in shareholders' equity or partners' capital, and cash flow for the year ended December 31, 1995 and the three months ended December 31, 1994, together with the report thereon by the preparers thereof, for the periods through December 31, 1995. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity or partners' capital, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 2.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the financial statements of the Acquired Companies. Part 2.4(a) of the Disclosure Letter sets forth the accounting treatment of certain items that may be an exception to this representation and warranty. Sellers have, or will have prior to Closing, delivered to the Buyers unaudited combined balance sheets of the Acquired Companies as of December 31, 1996 (the "Balance Sheet"), and the related statements of income for the year then ended which fairly present the financial condition and results of operations of the Acquired Companies as of December 31, 1996, and for the year then ended, all in accordance with GAAP and reflect the consistent application of such accounting principles throughout the periods involved, except for normal recurring year-end adjustments which are not and are not expected to be material in amount.

                 (b) All information in the Sellers' and Acquired Companies' possession or control, or of which the Acquired Companies or Sellers have Knowledge, concerning the operation, business and prospects of the Acquired Companies as may be requested by either Buyer, including, without limitation, making the working papers of the Acquired Companies' Accountants available for inspection and copying by the Buyers' Auditors (except for proprietary information of Sellers' and Acquired Companies' Accountants), and all other information requested by the Buyers concerning any of the Acquired Companies' assets, liabilities, and any aspect of the Acquired Companies' business.

         2.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, partnership records, and other records of the Acquired Companies, all of which have been made available to Buyers, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. At the Closing, all of those books and records will be in the possession or control of the Acquired Companies.

         2.6     TITLE TO PROPERTIES; ENCUMBRANCES.

                 (a) The Acquired Companies own (with good and marketable fee title in the case of real property, subject only to the matters permitted by Section 2.6(b)), all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 2.6 of the Disclosure Letter and properties and assets sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for properties and assets acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets having an individual value in excess of $10,000.00, excluding the improvements to the property located at 2000 Kentucky Street, Bellingham, Washington, costing approximately $300,000.00 (other than inventory and short-term investments), are listed in
Part 2.6 of the Disclosure Letter.

                 (b) Except as set forth in Part 2.6 of the Disclosure Letter, all properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any boundary disputes, rights of way, easements, building, mining or other use restrictions, variances, reservations, United States state or federal patents or limitations (but, with respect to Canadian real property, such property is subject to reservations in the original or any subsequent grant from the Crown), of any nature, except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default, or event that, with notice or lapse of time or both, is reasonably likely to constitute a default exists, (iii) liens for current taxes and assessments not yet due, or in the case of real property due but not yet delinquent, and (iv) with respect to real property. (x) easements or restrictions which, individually or in the aggregate, would not have a material adverse effect on the use of such real property by the Acquired Company for the purposes for which it is intended, and
(y) current zoning laws and other land use restrictions.

                 (c) Part 2.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests in real property owned or leased by any Acquired Company, and a list of all real property, leaseholds or other interests in real property previously owned or leased by any Acquired Company or a company owned by an Acquired Company. The Acquired Companies have already delivered or made available to Buyers copies of the recorded deeds by which the Acquired Companies acquired fee title to all such real property owned by the Acquired Companies and copies of fully executed leases pertaining to real property currently leased by the Acquired Companies. Premier Holding and the Acquired Companies have also delivered copies of all title insurance policies, opinions, abstracts, permits, certificates, plans (including all reclamation plans), studies, investigations, reports and surveys in the possession of any Acquired Company or Seller and relating to the ownership, use or operation of such real property.

                 (d) Except as set forth in Part 2.6 of the Disclosure Letter, no Acquired Company has received notice of a proposed general plan amendment, zone reclassification, modification, expiration or cancellation of any conditional use permit or other public land use action which would affect any part of the real property owned or leased by any Acquired Company. No current use of the real property owned or leased by any Acquired Company, or any currently anticipated future use, conflicts with any present general plan or zoning classification or use permit which affects any part of such real property. All buildings, plants and structures owned by any of the Acquired Companies lie wholly within the legal boundaries of the real property owned by or leased by such Acquired Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. Except as set forth on Part 2.6 of the Disclosure Letter, no Acquired Company has received or been threatened with any notice or communication of any violation of any Legal Requirement pertaining to the real property owned or leased by any Acquired Company, including without limitation, environmental regulations affecting the Property. No commitment to or agreement with any Governmental Authority exists which could affect such real property, including but not limited to any dedication agreement, operation restrictions, and formation of any special assessment or taxing district, except as disclosed in this Agreement. None of such real property is located in an area designated as (i) having special flood hazards on any official flood hazard map published by the United States Department of Housing and Urban Development (except as may pertain to possible 100 year flood plan status), or (ii) a wetland area on any official wetland inventory map published by the United States Department of the Interior, or similar state law. Each real property owned or leased by any Acquired Company has valid legal access to a public street or road and no restrictions exist pertaining to truck traffic to and from such real property except for general vehicular registrations governing speed and weight limits. The buildings and structures located on any real property owned, leased, or used by the Acquired Companies have not been insulated with a urea formaldehyde foam type installation.

         2.7 INTELLECTUAL PROPERTY. The term "Intellectual Property Assets" shall include the names of the Acquired Companies, all other fictitious business names and trade names under which the Acquired Companies have conducted their businesses, registered and unregistered trademarks, service marks and applications (collectively, "Marks") used in connection with the Acquired Companies' businesses, all copyrights in both published works and unpublished works (collectively, "Copyrights") owned, developed or used by any of the Acquired Companies in connection with the operation of the businesses, and all designs, inventions, know-how, trade secrets, confidential information, software, technical information, workbooks, consulting plans and products (collectively, "Trade Secrets") owned, developed or used by any of the Acquired Companies in connection with the operation of the businesses. All of the Intellectual Property Assets of the Acquired Companies are described in Part
2.7 of the Disclosure Letter. The Intellectual Property Assets are all the intellectual property necessary or used in the operation of the Acquired Companies' business. There are no pending Proceedings or threatened disputes or disagreements with respect to the Intellectual Property Assets. The Acquired Companies are the owners of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all Encumbrances.
No such Intellectual Property Asset infringes upon or, to the Knowledge of Acquired Companies, has been alleged to infringe upon the intellectual property rights of any other Person.

         2.8     CONDITION AND SUFFICIENCY OF ASSETS.  Except as set forth on
Part 2.8 of the Disclosure Letter, the buildings, plants, structures, and equipment of the Acquired Companies, including all equipment not shown on the Balance Sheet of each Acquired Company which is held by such Acquired Company pursuant to the terms of operating leases, are structurally sound, are in reasonable operating condition and repair, subject to ordinary wear and tear, and are adequate for the uses to which they are being put. All buildings, plants, structures and equipment of the Acquired Companies that are capitalized on the Balance Sheet and all equipment held under operating leases are described in Part 2.8 of the Disclosure Letter. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         2.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or on the accounting records of the Acquired Companies as of the close of business on December 31, 1996 and from such date through the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet. Except as set forth in Part 2.9 of the Disclosure Letter, there is no material contest or claim other than returns in the Ordinary Course of Business, under any Applicable Contract with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 2.9 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable posted on each of the Acquired Companies' books as of December 31, 1996, which list sets forth the aging of such Accounts Receivable as well as a list of all receipts as well as billings for the period ending on the last business date prior to the Closing.

         2.10 INVENTORY. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies. None of such inventory is obsolete and all of it is useable and saleable in the Ordinary Course of Business. Part 2.10 of the Disclosure Letter contains a complete and accurate list of all inventory of the Acquired Companies as of close of business on December 31, 1996, as updated to the last business day prior to the Closing.

         2.11 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 2.11 of the Disclosure Letter, none of the Acquired Companies has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), or guarantees of any material liabilities or obligations, except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. None of such liabilities relate to a criminal proceeding, violation of law, breach of contract or tort obligation.

         2.12    TAXES.

                 (a) The Acquired Companies filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Acquired Companies have delivered to Buyers copies of, and Part 2.12 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1, 1994. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Acquired Company, except such Taxes, if any, as are listed in Part 2.12 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

                 (b) Federal Canadian income tax assessments have been issued to PSA covering all past periods through the fiscal year ended December 31, 1995 (and such assessments, if any amounts were owing in respect thereof, have been paid or, where permitted by law, security therefor has been provided. Except as set forth on Part 2.12(b) of the Disclosure Letter, the United States federal and state income Tax Returns of each Acquired Company subject to the United States Taxes described in Section 2.12(a) have not been audited by the IRS or relevant state tax authorities and the Canadian federal and provincial Tax Returns of each Acquired Company subject to the Canadian Taxes described in
Section 2.12(a) have not been audited by Revenue Canada or applicable provincial taxing authorities. Except as described in Part 2.12 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                 (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 2.12 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal

Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                 (d) All Tax Returns filed by (or that include on a combined basis) any Acquired Company are true, correct, and complete.

         2.13 NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet other than for general economic conditions or as disclosed in Part 2.13 of the Disclosure Letter, there has not been any material adverse change in the business, operations, properties, prospects, assets, liabilities or condition of the Acquired Companies, taken as a whole, and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change. In addition, since the date of the Balance Sheet, there has been no material adverse change in the composition of the assets of the Acquired Companies.

         2.14 EMPLOYEE BENEFITS. Except as described in Part 2.14 of the Disclosure Letter, none of the Acquired Companies maintains or operates any Employee Benefit Plan nor has any such Employee Benefit Plan been maintained or operated during the past three years. None of the Acquired Companies maintains or contributes to any Guaranteed Pension Plan or Multiemployer Plan. With respect to each Employee Benefit Plan listed in Part 2.14 of the Disclosure Letter, to the extent applicable,

                 (a) each such Employee Benefit Plan affecting employees of Premier Agendas and/or Premier Graphics has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all applicable regulations, rulings and other authority issued thereunder and, in the case of PSA, all applicable legislation, regulations, rulings and other authority issued thereunder;

                 (b) all contributions required by law to have been made under each such Employee Benefit Plan to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

                 (c) each such Employee Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect qualified status of any such Employee Benefit Plan;

                 (d) no Employee Benefit Plan affecting employees of Premier Agendas and/or Premier Graphics is subject to Title IV of ERISA;

                 (e) none of such Employee Benefit Plans affecting employees of Premier Agendas and/or Premier Graphics that are "employee welfare benefit plans" as defined in section 3(a) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment except as required by applicable law, including section 4980B of the Code or Section 6701 of ERISA; and

                 (f) neither Premier Agendas nor Premier Graphics, nor any trade or business (whether or not incorporated) under common control with Premier Agendas or Premier Graphics within the meaning of Section 401 of ERISA has, or at any time has had, any obligation to contribute to any "Multiemployer Plan."

                          The pension plan described in Part 2.14 of the
Disclosure Letter is the only pension plan maintained by PSA for the employees in its Canadian operations, and PSA is not in default of any of its obligations under the pension plan. No Acquired Company is party to any management agreement, pay equity plan, vacation or vacation pay policy, employee insurance, hospital or medical expense program or pension, retirement, profit sharing, stock bonus, deferred profit sharing, supplemental retirement, unemployment benefit, group registered retirement savings plan, disability insurance, dental services or other employee benefit plan, program or arrangement or to any executive or key personnel incentive or other special compensation arrangement or to other contracts or agreements with or with respect to officers, employees or agents other than those listed and described in Part 2.14 of the Disclosure Letter and those required to be maintained, paid or contributed to by law.

         2.15    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS.

                 (a)      Except as set forth in Part 2.15 of the Disclosure
Letter:

                          (i)     each Acquired Company is in material
compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                          (ii)    to the Knowledge of the Acquired Companies no
event has occurred or circumstance exists that (with or without notice or lapse of time) (A) is reasonably likely to constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) is reasonably likely to give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                          (iii)   no Acquired Company has received any notice
or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                 (b) Part 2.15 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned, leased or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 2.15 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 2.15 of the Disclosure Letter:

                          (i)     each Acquired Company is in material
compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Letter;

                          (ii)    to the Knowledge of the Acquired Companies no
event has occurred or circumstance exists that is reasonably likely to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 2.15 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 2.15 of the Disclosure Letter;

                          (iii)   no Acquired Company has received any notice
or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any material, actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any material, actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                          (iv)    all applications required to have been filed
for the renewal of the Governmental Authorizations listed or required to be listed in Part 2.15 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 2.15 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary as at the Closing Date to permit each of the Acquired Companies to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         2.16    LEGAL PROCEEDINGS; ORDERS.

                 (a) Except as set forth in Part 2.16 of the Disclosure Letter, there is no pending Proceeding:

                          (i)     that has been commenced by or against any
Acquired Company; or

                          (ii)    that challenges, or that may have the effect
of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions; or

                          (iii)   relating to the Shares or the Partnership
Interests.

To the Knowledge of the Acquired Companies, no such Proceeding has been threatened, and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered or will deliver to Buyers copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 2.16 of the Disclosure Letter. The Proceedings listed in Part
2.16 of the Disclosure Letter are not reasonably likely to have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

                 (b)      Except as set forth in Part 2.16 of the Disclosure
Letter:

                          (i)     there is no Order to which any of the
Acquired Companies, or any of the assets owned, leased or used by any of the Acquired Companies is subject;

                          (ii)    no officer, director or, to the Knowledge of
the Acquired Companies, no agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

                 (c)      Except as set forth in Part 2.16 of the Disclosure
Letter:

                          (i)     each Acquired Company is, and at all times
has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned, leased or used by it, is or has been subject;

                          (ii)    to the Knowledge of the Acquired Companies,
no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned, leased or used by any Acquired Company, is subject; and

                          (iii)   no Acquired Company has received at any time
any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned, leased or used by any Acquired Company, is or has been subject.

         2.17    ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
Part 2.17 of the Disclosure Letter, since December 31, 1996 there has not been any:

                 (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                 (b) amendment to the Organizational Documents of any Acquired Company;

                 (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any Seller, stockholder, director, officer, partner, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, partner or employee;

                 (d) discharge or satisfaction of any Encumbrance, or payment of any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the Ordinary Course of Business;

                 (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                 (f) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any of the Acquired Companies;

                 (g) entry into (i) any license, sales representative, joint venture, credit, or similar agreement, or (ii) any Applicable Contract outside the Ordinary Course of Business;

                 (h) termination of, or receipt of notice of termination of (i) any license, sales representative, joint venture, credit, or similar agreement or (ii) any Applicable Contract or transaction involving a total remaining commitment by any Acquired Company of at least $100,000.00;

                 (i) sale, lease, or other disposition of any asset of any Acquired Company other than sales of inventory in the Ordinary Course of Business or dispositions of minor items of personal property, the cumulative effect of which is not material to any Acquired Company, or mortgage, pledge, or imposition of any Encumbrance on any material asset of any Acquired Company;

                 (j) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000.00, except for lien releases given in the Ordinary Course of Business;

                 (k) material change in the accounting methods used by any Acquired Company; or

                 (l) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         2.18    CONTRACTS; NO DEFAULTS.

                 (a) Part 2.18(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyers true and complete copies, of all Applicable Contracts which have not been fully performed and for which obligations are still outstanding, of:

                          (i)     each Applicable Contract for which work is
still to be performed or services or goods are still to be provided that involves performance of services or delivery of goods or materials by any Acquired Company of an amount or value in excess of $50,000;

                          (ii)    each Applicable Contract for which work is
still to be performed or services or goods are still to be provided that involves performance of services from a subcontractor in excess of $50,000;

                          (iii)   each Applicable Contract that involves
capital expenditures of any Acquired Company in excess of $50,000;

                          (iv)    each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 per month);

                          (v)     each licensing agreement or other Applicable
Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                          (vi)    each collective bargaining agreement and
other Applicable Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

                          (vii)   each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                          (viii)  each Applicable Contract containing covenants
that in any way purport to restrict any Acquired Company's business activity or limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                          (ix)    each Applicable Contract providing for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                          (x)     each power of attorney that is currently
effective and outstanding;

                          (xi)    each Applicable Contract entered into other
than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                          (xii)   each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                          (xiii)  each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

Part 2.18(a) of the Disclosure Letter sets forth information regarding such Applicable Contracts, including the parties to the Applicable Contracts, the date of such Applicable Contracts and the Acquired Company's office where details relating to the Applicable Contracts are located.

                 (b)      Except as set forth in Part 2.18(b) of the Disclosure
Letter:

                          (i)     no Seller or any shareholder of Premier
Holding has or may acquire any rights under, and no Seller or any shareholder of Premier Holding has or may become subject to any obligation or liability under, any Applicable Contract that relates to the business of, or any of the assets owned, leased or used by, any Acquired Company; and

                          (ii)    to the Knowledge of the Acquired Companies,
no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

                 (c)      Except as set forth in Part 2.18(c) of the Disclosure
Letter:

                          (i)     each Contract identified or required to be
identified in Part 2.18(a) of the Disclosure Letter is in full force and effect; and

                          (ii)    to the Knowledge of the Acquired Companies,
no Contract identified or required to be identified in Part 2.18(a) of the Disclosure Letter contains any term or requirement that is not customary in the industries in which the Acquired Companies operate.

                 (d)      Except as set forth in Part 2.18(d) of the Disclosure
Letter:

                          (i)     each Acquired Company is in material
compliance with all applicable terms and requirements of each Applicable Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned, leased or used by such Acquired Company is or was bound;

                          (ii)    to the Knowledge of the Acquired Companies,
each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is in material compliance with all applicable terms and requirements of such Contract;

                          (iii)   to the Knowledge of the Acquired Companies,
no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                          (iv)    no Acquired Company has given to or received
from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                 (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed contracts with any Person having the contractual or statutory right to demand or require such renegotiation and, to the Knowledge of each Acquired Company and Seller, no such Person has made written demand for such renegotiation.

                 (f) To the Knowledge of the Acquired Companies, the Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or is reasonably likely to be in violation of any Legal Requirement.

         2.19    INSURANCE.

                 (a) The Acquired Companies have delivered or will deliver to Buyers on or before the date hereof:

                          (i)     true and complete copies of all policies of
insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement to the extent in the possession of any Acquired Company or Seller or their insurance agent;

                          (ii)    true and complete copies of all pending
applications for policies of insurance; and

                          (iii)   any statement by the auditor of any Acquired
Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                 (b)      Part 2.19(b) of the Disclosure Letter describes:

                          (i)     any self-insurance arrangement by or
affecting any Acquired Company, including any reserves established thereunder;

                          (ii)    any contract or arrangement, other than a
policy of insurance for the transfer or sharing of any risk by any Acquired Company; and

                          (iii)   all obligations of the Acquired Companies to
provide coverage to third parties (for example, under leases or service agreements) and identifies the policy under which such coverage is provided.

                 (c) Part 2.19(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the 3 preceding policy years:

                          (i)     a summary of the loss experience under each
policy;

                          (ii)    a statement describing the loss experience
for all claims that were self-insured, including the number and aggregate cost of such claims.

                 (d)      Except as set forth on Part 2.19(d) of the Disclosure
Letter:

                          (i)     All policies to which any Acquired Company is
a party or that provide coverage to any Acquired Company or director or officer thereof:

                                  (A)      are valid and outstanding;

                                  (B)      are issued by an insurer that to the
knowledge of the Acquired Companies is financially sound and reputable;

                                  (C)      taken together, provide adequate
insurance coverage for the assets and the operations of Acquired Companies for all risks normally experienced by the Acquired Companies according to their historical experience;

                                  (D)      are sufficient for compliance with
all Legal Requirements and Contracts to which the any Acquired Company is a party or by which any of them is bound; and

                                  (E)      will not, by virtue of the Closing
of this transaction, fail to continue in full force and effect following the consummation of the Contemplated Transactions.

                          (ii)    No Seller or Acquired Company has received
(A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                          (iii)   The Acquired Companies have paid all premiums
due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                          (iv)    The Acquired Companies have given notice to
the insurer of all claims that may be insured thereby.

         2.20 ENVIRONMENTAL AND OCCUPATIONAL SAFETY AND HEALTH MATTERS. Except as set forth in Part 2.20 of the Disclosure Letter:

                 (a) Each Acquired Company is, and at all times prior to the date hereof has been, in material compliance with, and has not been and is not in violation of any Environmental Law or any Occupational Safety and Health Law. No Acquired Company has any reason to expect, nor has any of them received, any actual or threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law or any Occupational Safety and Health Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 (b) No Acquired Company has any reason to expect, nor has any of them, received, any Order, notice, communication, inquiry, warning, citation, summons or directive that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law or any Occupational Safety and Health Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities the operations of the Acquired Companies, or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 (c) No Acquired Company has any material Environmental, Health, and Safety Liabilities with respect to the Facilities, the operations of the Acquired Companies or, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or, to the Knowledge of the Acquired Companies, at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                 (d) Other than materials used by the Acquired Companies in the Ordinary Course of Business, there are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Acquired Companies, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills (authorized or unauthorized), land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, swamps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Acquired Company has permitted or conducted, and is not aware of, any activity conducted with Hazardous Materials with respect to the Facilities or, to the Knowledge of the Acquired Companies, any other properties or assets (whether real, personal, or mixed) in which the Acquired Companies have or had an interest except in material compliance with all applicable Environmental Laws and Occupational Safety and Health Laws.

                 (e) There has been no Release or threat of Release by any Acquired Company, or any other Person, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or, to the Knowledge of the Acquired Companies, from or by any geologically or hydrologically adjoining property except in material compliance with Environmental Laws.

                 (f) The Sellers and the Acquired Companies have delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Company with Environmental Laws.

         2.21    EMPLOYEES.

                 (a) Part 2.21 of the Disclosure Letter contains a complete and accurate list of the following information as of the last day of the payroll period immediately preceding the Closing Date for each salaried employee, director or partner of the Acquired Companies, including each salaried employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since August 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Employee Benefit Plan. Except as set forth on Part 2.21, no Acquired Company is a party to any written contracts of employment with any of its employees (other than union employees governed by a collective bargaining agreement) or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance, and no inducements to accept employment with such Acquired Company were offered to any such employees which have the effect of increasing the period of notice of termination to which any such employee is entitled.

                 (b) To the Knowledge of the Acquired Companies and Sellers, no current employee or current director or current partner of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement that in any way adversely affected, affects, or will affect (i) the performance of his duties as an employee or director or partner of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business. To the Knowledge of the Acquired Companies and Sellers, no director, officer, or other key employee of an Acquired Company intends to terminate his employment with the such Acquired Company.

                 (c) Part 2.21 of the Disclosure Letter contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                 (d) Each Acquired Company has deducted and remitted to the relevant Governmental Authority or entity all income taxes, unemployment insurance contributions, Canada Pension Plan contributions, employer health tax remittances and any taxes or deductions or other amounts which it is required by statute or contract to collect and remit to any Governmental Authority or other entities entitled to receive payment of such deduction. Each Acquired Company has paid to the date of this Agreement all amounts payable on account of salary, bonus payments and commission to or on behalf of any and all employees.

                 (e) All levies under the Workers' Compensation Act (British Columbia), or under the workers' compensation legislation of any other jurisdiction where any Acquired Company carries on the business, have been paid by such Acquired Company.

                 (f) Part 2.21 of the Disclosure Letter contains a complete and accurate list of employees in receipt of or who have claimed benefits under any weekly indemnity, long term disability or workers' compensation plan or arrangement or any other form of disability benefit program.

         2.22    LABOR DISPUTES; COMPLIANCE.  Other than as set forth in Part
2.22 of the Disclosure Letter,

                 (a) no Acquired Company has been or is a party to any collective bargaining or other labor Contract;

                 (b) there is no presently pending or existing, and to the Acquired Companies' Knowledge there is not threatened any strike, slowdown, picketing, work stoppage, labor arbitration, unfair labor practice complaint or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting any of the Acquired Companies or their Facilities, and no application for certification of a collective bargaining agent is pending or to Affiliates' and the Acquired Companies' Knowledge is threatened;

                 (c) except as specified on Part 2.22 of the Disclosure Letter, there are no pending, threatened or anticipated (a) employment discrimination charges or complaints against or involving any Acquired Company before any federal, state, provincial, or local board, department, commission or agency, or (b) unfair labor practice charges or complaints, under any labor relations legislation, disputes or grievances affecting any Acquired Company.

                 (d) to the Acquired Companies' Knowledge no event has occurred or circumstance exists that is reasonably likely to provide the basis for any work stoppage or other labor dispute;

                 (e) there is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company;

                 (f) the Acquired Companies have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing; and

                 (g) no Acquired Company is liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         2.23 CERTAIN PAYMENTS. Neither an Acquired Company nor any director, officer, agent, or employee of an Acquired Company, or any other Person acting for or on behalf of an Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of an Acquired Company.

         2.24    DISCLOSURE.

                 (a) The representations and warranties of Sellers and the Acquired Companies in this Agreement together with the Disclosure Letter taken as a whole do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                 (b) No notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         2.25    RELATIONSHIPS WITH RELATED PERSONS.  Except as set forth in
Part 2.25 of the Disclosure Letter, no Seller or any Related Person of Sellers has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Except as set forth in Part 2.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Acquired Companies' owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with an Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with an Acquired Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with an Acquired Company with respect to any line of the products or services of an Acquired Company (a "Competing Business") in any market presently served by any Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 2.25 of the Disclosure Letter, no Seller or any Related Person of Sellers is a party to any Contract with, or has any claim or right against, an Acquired Company.

         2.26 BROKERS OR FINDERS. The Acquired Companies and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         2.27    CANADIAN SECURITIES LAWS.         PSA is a private company
within the meaning of the Securities Act (British Columbia) and the sale of the Shares and the Partnership Interests by the Sellers to the Purchasers will be made in compliance with all applicable securities legislation.

         Each Seller represents and warrants to Buyers, individually as to such Seller and not with respect to any other Seller, that the following statements are, as of the date hereof and will be as of the Closing Date, true and correct:

         2.28 OWNERSHIP OF STOCK OR PARTNERSHIP INTEREST. Except as set forth on Part 2.28 of the Disclosure Letter, such Seller owns of record and beneficially the number of Shares and/or the Partnership Interest of the Acquired Companies indicated opposite such Seller's name in Schedule 2.28 hereto, with full right and authority to sell such Shares and/or Partnership Interests hereunder, and upon delivery of such Shares hereunder and assignment of the Partnership Interests, the Buyers will receive good title thereto, free and clear of all liens, mortgages, pledges or security interests or the rights of any third person and not subject to any agreements or understandings among any Persons with respect to the voting or transfer of such Shares or Partnership Interests other than those arising under agreements to which either Buyer is a party.

         2.29 EXECUTION, DELIVERY AND ENFORCEABILITY OF AGREEMENT; NO VIOLATION. This Agreement has been duly executed and delivered by or on behalf of the Seller, and at the Closing any other documents required hereunder to be executed and delivered by or on behalf of the Seller will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Any other agreements required hereunder to be executed and delivered by the Seller at Closing will constitute the legal, valid and binding agreements of the Seller executing the same, enforceable against such Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Neither the execution of this Agreement nor the consummation of the transactions provided for herein by the Seller will violate, or constitute a default under, or permit the acceleration of maturity of, except to the extent waived, the Seller's Organizational Documents or any indentures, mortgages, promissory notes, contracts or agreements to which such Seller is a party or by which such Seller or such Seller's properties are bound. Upon the execution and delivery by the Seller of this Agreement, and, if applicable, the Employment Agreements, and the Sellers Releases (collectively, the "Seller's Closing Documents") the Seller's Closing Documents will constitute the legal, valid, and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally.

         2.30 RESIDENCE AND DOMICILE; BANKRUPTCY. The Seller is a resident of, and domiciled in, the state or province indicated on Schedule 2.28 as being the residence of such Seller. No bankruptcy, insolvency or receivership proceedings have been instituted or are pending against such Seller and such Seller is able to satisfy its respective liabilities as they become due.

         2.31 NO ORDERS. No Order has been given under any applicable family law legislation nor is there any application pending under any family laws by the spouse of such Seller which would affect the Shares or the Partnership Interests in any manner whatsoever. Such Seller is not subject to any Order that relates to the Shares, the Partnership Interests, or the business of, or any of the assets owned, leased or used by any Acquired Company.

         2.32 BROKERS OR FINDERS. Neither the Seller nor any of such Seller's agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers represent and warrant to Sellers as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Each of the Buyers is a corporation duly organized, validly existing, and in good standing under the laws of its incorporation.

         3.2     AUTHORITY; NO CONFLICT.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditor's rights generally. Buyers have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform their obligations under this Agreement.

                 (b) Neither the execution and delivery of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                          (i)     any provision of Buyers' Organizational
Documents;

                          (ii)    any resolution adopted by the board of
directors or the stockholders of Buyers;

                          (iii)   any Legal Requirement or Order to which
Buyers may be subject; or

                          (iv)    any Contract to which Buyers are a party or
by which Buyers may be bound.

Except as set forth in Schedule 3.2, Buyers are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 INVESTMENT INTENT. Buyers are acquiring the Shares and the Partnership Interests for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyers are sophisticated business entities, experienced in the business of the Acquired Companies and are able to evaluate the merits and risks of acquiring the Shares and the Partnership Interests.

         3.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyers and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyers' Knowledge, no such Proceeding has been threatened.

         3.5 BROKERS OR FINDERS. Buyers and their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE IV
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYERS

         Buyers' obligation to purchase the Shares and the Partnership Interests and to take the other actions required to be taken by Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

         4.1 ACCURACY OF REPRESENTATIONS. All of the Sellers' representations and warranties in this Agreement or in any document delivered pursuant hereto (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         4.2     SELLERS' AND THE ACQUIRED COMPANIES' PERFORMANCE.

                 (a) All of the covenants and obligations that Sellers and the Acquired Companies are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

                 (b) Each Seller or the Acquired Companies, as the case may be, must have delivered each of the documents required to be delivered by such Seller pursuant to Section 1.4.

         4.3     CONSENTS.   Each of the Consents required to be obtained from
any Person or Governmental Authority to consummate the transactions contemplated by this Agreement must have been obtained and be in full force and effect. All corporate, shareholder, partnership and other action necessary to authorize the execution, delivery and performance of this Agreement by Sellers and the Acquired Companies and the consummation by Sellers and the Acquired Companies of the transactions contemplated by this Agreement shall have been duly and validly taken and Sellers shall have full right and power to sell the Shares and the Partnership Interests and Sellers shall have full right and power to perform their obligations upon the terms provided in this Agreement.

         4.4 COMPLETION OF INVESTIGATIONS, INSPECTIONS AND STUDIES. The Buyers shall have completed, to their sole satisfaction and at their expense, an investigation into the financial condition, financial statements, and business affairs of the Acquired Companies, the condition of the assets and business operations and the obligations, rights and prospects for Buyers' operation of the Acquired Companies after the Closing. If Buyers are not satisfied, for any reason, in their sole discretion, with any matter revealed during its investigation, Buyers shall have the right to terminate this Agreement by giving written notice of such termination to Sellers.

         4.5 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Balance Sheet through the Closing Date, there shall not have been any material adverse change in the Ordinary Course of Business, there shall not have been any material loss or damage to the assets of the Acquired Companies, and none of the events described in Section 2.17 of this Agreement shall have occurred.

         4.6 ADDITIONAL DOCUMENTS. Sellers must have caused the following documents to be delivered to Buyers:

                 (a) an opinion of Taylor McCaffrey, dated the Closing Date, in the form reasonably acceptable to Buyers;

                 (b) certified copy of a resolution of the board of directors and a special resolution of the shareholders of Premier Holding approving the transfer of the Shares to the Buyers and the Contemplated Transactions and a resolution of the board of directors of PSA approving the transfer of the Shares;

                 (c) certified copies of the Organizational Documents of each of the Acquired Companies and Premier Holding;

                 (d) statutory declaration of the Canadian Sellers concerning the residence of each of such Canadian Sellers or other reasonable and satisfactory evidence that each such Canadian Seller is at the Closing Date a resident of Canada within the meaning of the Tax Act;

                 (e) certificate of the Sellers concerning the matters referred to in Sections 4.1 and 4.2 hereof and confirming that all conditions under this Agreement in favor of the Sellers have been either fulfilled or waived;

                 (f) certificates of incumbency of Premier Holding and each Acquired Company;

                 (g) share certificates duly endorsed for transfer representing all Shares and Assignments of Partnership Interest for all Partnership Interests;

                 (h) resignation letters from each of the directors of the Acquired Companies, which resignations shall be effective as of the Closing;

                 (i) such other documents as Buyers may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' and the Acquired Companies' representations and warranties, (ii) evidencing the performance by either Sellers or the Acquired Companies of, or the compliance by each Seller and Acquired Company with, any covenant or obligation required to be performed or complied with by such Seller or Acquired Company, (iii) evidencing the satisfaction of any condition referred to in this Article IV, or
(iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

Sellers shall cause the following documents to be delivered to Buyers within a reasonable time (not to exceed 60 days) following the Closing:

                 (j) certificates of good standing of Premier Holding and each Acquired Company in each jurisdiction in which they are qualified to do business;

                 (k) a clearance certificate or other similar documentary evidence from the worker's compensation authority in each jurisdiction where any Acquired Company carries on business certifying that there are no outstanding assessments, penalties, fines, levies, charges, surcharges or other amounts due or owing to those authorities;

         4.7 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against either Buyer, any Seller or Acquired Company or against any Person affiliated with either Buyer, any Seller or Acquired Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         4.8 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares or the Partnership Interests.

         4.9 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause either Buyer or any Person affiliated with either Buyer to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         4.10 COMPLIANCE WITH LAW. There shall have been obtained any and all Governmental Authorizations which counsel for Buyers may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement and the Transaction Agreements will be in compliance with Legal Requirements. There shall have been obtained, from all appropriate Governmental Authorities, such Consents as are required to permit the change of ownership and due registration of the Shares and the Partnership Interests contemplated by this Agreement, including, without limitation, the following:

                 (a) Investment Canada - The Buyers shall have either received:

                          (i)     a receipt issued under subsection 13(1) of
the Investment Canada Act certifying that a complete notice in prescribed form in respect of the acquisition has been received and advising that such acquisition is not reviewable or a notice from the Minister of Industry issued under sections 21, 22 or 23 of the Investment Canada Act, indicating that such Minister is, or is deemed to be, satisfied that the acquisition is likely to be of net benefit to Canada; or

                          (ii)    an opinion of the Minister of Industry issued
under subsection 37(2) of the Investment Canada Act indicating that such Minister is of the opinion that the Investment Canada Act is not applicable to the transactions contemplated herein.

         4.11 NOTICES. Sellers will give any notices to third parties required by agreements with such third parties or pursuant to Legal Requirements. The parties will have filed with the Federal Trade Commission and the Antitrust Division of the U. S. Department of Justice all filings required by the HSR Act and shall have received a notice from the Federal Trade Commission and the United States Department of Justice that such transaction may proceed.

         4.12 ACTIONS SATISFACTORY. The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to Buyers and their counsel.

         4.13 DISCLOSURE LETTER. The Sellers and the Acquired Companies shall have provided Buyers full and complete and final copies of the Disclosure Letter which shall be acceptable to Buyers in their sole discretion.

         4.14 EMPLOYMENT AGREEMENTS, COVENANTS NOT TO COMPETE AND RELEASES. Certain of the Sellers and certain other parties shall have entered into the Employment Agreements as required by Section 1.4(a)(iv). The Acquired Companies shall have entered into such employment, confidentiality and noncompetition agreements with such employees of the Acquired Companies as Buyers shall deem necessary in order to assure Buyers that all key employees necessary for the continued operation of the businesses shall remain employees of the Acquired Companies after the Closing upon terms and conditions acceptable to Buyers.


                                   ARTICLE V
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

         Sellers' obligation to sell the Shares and the Partnership Interests and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

         5.1 ACCURACY OF REPRESENTATIONS. All of Buyers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         5.2     BUYER'S PERFORMANCE.

                 (a) All of the covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                 (b) Buyers must have delivered each of the documents required to be delivered by Buyers pursuant to Section 1.4 and must have made the cash payments required to be made by Buyers pursuant to Section 1.4.

         5.3 ADDITIONAL DOCUMENTS. Buyers must have delivered to Sellers such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 4.6, (ii) evidencing the accuracy of any representation or warranty of Buyers, (iii) evidencing the performance by Buyers of, or the compliance by Buyers with, any covenant or obligation required to be performed or complied with by Buyers,
(iv) evidencing the satisfaction of any condition referred to in this Article 5, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         5.4 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares or Partnership Interest by Sellers to Buyers.

         5.5 RELEASE OF GUARANTEES. Sellers shall have secured from HongKong Bank of Canada releases of all of Sellers' guarantees made in connection with Sellers' indebtedness incurred through the Ordinary Course of Business.


                                   ARTICLE VI
                            COVENANTS OF THE SELLERS

         6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, the Acquired Companies will, unless the Acquired Companies obtain the written consent of Buyers (which shall not be unreasonably withheld or delayed):

                 (a) conduct the business of the Acquired Companies only in the Ordinary Course of Business;

                 (b) use their Best Efforts to preserve intact the current business organization of the Acquired Companies, keep available the services of the current officers, employees, and agents of the Acquired Companies, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Companies;

                 (c) confer with Buyers concerning operational matters of a material nature;

                 (d) not make or commit to make any capital expenditure in excess of $10,000.00;

                 (e) report regularly to Buyers concerning the status of the business, operations, and finances of the Acquired Companies;

                 (f) continue in force and in good standing all existing insurance maintained by it; and

                 (g)      to comply with all applicable Legal Requirements.

         6.2 ACCESS FOR INVESTIGATION. Between the date of this Agreement and the Closing Date, the Sellers, the Acquired Companies and their Representatives will, (a) afford Buyers and their representatives free and full access to the Acquired Companies' management to discuss the Acquired Companies' business operations, assets, liabilities, actual or potential litigation and claims, properties and prospects with the Acquired Companies' employees, agents, accountants, attorneys, customers, suppliers, and other persons having business dealings with the Acquired Companies or knowledge of the issues, (b) afford Buyers and their representatives full and free access to the Acquired Companies properties (including subsurface testing), contracts, books and records, and other documents and data, (c) furnish Buyer and Buyers' advisors and representatives with copies of all such contracts, books and records, and other existing documents and data as Buyers may reasonably request, and (d) furnish Buyers and Buyers' Advisors and representatives with such additional financial, operating, and other data and information as Buyers may reasonably request in the possession or control of any Acquired Company or Seller, or as to which any of the Sellers or the Acquired Companies have Knowledge.

         6.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Sellers and the Acquired Companies will not, without the prior consent of Buyer, which shall not be unreasonably withheld or delayed, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
2.17 is likely to occur.

         6.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Sellers and the Acquired Companies will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, the Sellers and the Acquired Companies will (a) cooperate with Buyers with respect to all filings that Buyers elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 3.2 (including taking all actions requested by Buyer to cause early termination or any applicable waiting period under the HSR Act).

         6.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Acquired Companies and each Seller will promptly notify Buyers in writing if such Seller or the Acquired Companies becomes aware of any fact or condition that causes or constitutes a Breach of any representations and warranties of the Acquired Companies, and the Sellers as of the date of this Agreement, or if such Seller or an Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Acquired Companies will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, the Acquired Companies will promptly notify Buyer of the occurrence of any Breach of any covenant in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article IV or V impossible or unlikely.

         6.6 NO NEGOTIATION. Each of the Sellers and the Acquired Companies will, and will cause each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyers) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Acquired Companies, or any of the capital stock of the Acquired Companies, or any merger, consolidation, business combination, or similar transaction involving the Acquired Companies.

         6.7 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers and the Acquired Companies will use their Best Efforts to cause the conditions in Articles IV and V to be satisfied.

         6.8 SUPPLEMENTS TO DISCLOSURE LETTER. Sellers and the Acquired Companies shall have the right, from time to time, on or prior to the Closing, to supplement the material set forth in the Disclosure Letter initially delivered by the Sellers and the Acquired Companies to Buyers. Any references in this Agreement or in any other document entered into in connection with this Agreement to the Disclosure Letter shall be mean the Disclosure Letter as fully amended and supplemented on or prior to the Closing Date.

         6.9 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement or as approved by the Buyers, Sellers will cause all indebtedness of any Seller or Related Person of a Seller to an Acquired Company to be paid in full no later than ten (10) days after Closing.

         6.10 WITHHOLDING. The Sellers agree with the Buyers that the Buyers shall be entitled to withhold from the Purchase Price payable at the Closing Date or any payments made as part of the Earn-Out payments, to the party whose liability is represented by such withholding, the amount, if any, which Buyers are required to withhold under the Tax Act, the Code or any similar Canadian federal or provincial or United States federal or state tax laws.

         6.11 PRIOR TAXATION PERIODS. The Sellers shall jointly and severally indemnify and hold harmless each Acquired Company and the Buyers in respect of liability of each Acquired Company for Taxes relating to all financing periods of the Acquired Companies commencing prior to the Effective Date. If any of the Acquired Companies receives an assessment or reassessment in respect of which the indemnity of the Sellers may extend, the Buyers shall cause the Acquired Company so assessed or reassessed, as soon as practicable after receipt thereof to deliver to the Sellers a copy of such assessment or reassessment and the Buyers shall notify the Sellers of its claim, if any, against the Sellers in accordance with the provisions of Article VIII hereof. The provisions of Article VIII shall apply with regard to the right of the Sellers to contest any assessment or reassessment relating to the Acquired Companies prior to the Effective Date. In its return for the financial period ending on the acquisition of control of PSA by the Buyers, the Buyers shall elect not to have subsection 256(9) of the Tax Act (and other similar provisions under provincial law) apply. The Buyers agree that if, at any time after Closing, there are any assessments or reassessments of the Acquired Companies for Taxes for financing periods prior to the Effective Date or during any Earn-Out Year that have the effect of increasing the Initial Payment or any Earn-Out Payment, the Buyers will immediately notify Premier Holding of such assessment or reassessment, set out in writing to Premier Holding the calculation of the increase in the Initial Payment or Earn-Out Payment, and pay such amount to Premier Holding immediately thereafter.


                                  ARTICLE VII
                            COVENANTS OF THE BUYERS

         7.1 CONFIDENTIALITY. The Buyers shall keep confidential all confidential technology and any other confidential information (unless readily available from public or published information or sources or required to be disclosed by law) obtained from either the Sellers or any Acquired Company. If this Agreement is terminated without completion of the transactions contemplated herein, then, promptly after such termination, all documents, working papers and other written material obtained by the Buyers from the Sellers or any Acquired Company in connection with this Agreement shall be returned by the Buyer to the Party from whom such materials were obtained.

         7.2 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyers will, and will cause each Related Person to (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter.

         7.3 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyers will use their Best Efforts to cause the conditions in
Article IV and V to be satisfied.

         7.4 INVESTMENT CANADA NOTIFICATION. Before or immediately after the execution and delivery of this Agreement, the Buyers shall provide the required notification of the acquisition of control of PSA to Investment Canada under the Investment Canada Act in accordance with the provisions thereof and the regulations thereunder and shall thereafter promptly respond to all enquiries, corrections or other matters which may from time to time be required or requested from the Buyers by Investment Canada.


                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 1.4(a)(vi), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will survive for a period of five (5) years from the Closing Date and will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless Buyers, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (Buyers and such persons are collectively referred to as the "Buyers' Indemnified Persons") for, and will pay to the Buyers' Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                 (a) any Breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                 (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 1.4(a)(vi) as having caused the condition specified in Section 4.1 not to be satisfied;

                 (c) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

                 (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Sellers or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                 (e) notwithstanding anything in this Section 8.2 to the contrary, Sellers shall individually indemnify the Buyers as provided in this
Article VIII with respect to any breach of the representations and warranties contained in Sections 2.28 through 2.32. No Seller or Shareholder shall have any liability or obligation for the breach by any other Seller of a representation or warranty in Sections 2.28 through 2.32.

The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies that may be available to Buyers or the other indemnified persons. Notwithstanding anything contained herein to the contrary, (i) each Seller's liability hereunder shall not exceed the amount of the Purchase Price received by such Seller, net of applicable Tax in respect thereof, and (ii) Sellers will have no obligation to indemnify Buyers' Indemnified Persons from and against any loss resulting from or arising out of a breach of any representation or warranty hereunder until the Buyers' Indemnified Persons' aggregate loss suffered by reason of all such breaches is in excess of $25,000.00 during any Earn-Out Year, in which case the indemnity shall apply to the aggregate loss.

         8.3 INDEMNIFICATION BY BUYERS. Buyers will, jointly and severally, indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by

Buyers in this Agreement or in any certificate delivered by Buyers pursuant to this Agreement, (b) any Breach by Buyers of any covenant or obligation of Buyers in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyers (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         8.4 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure.
In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. Premier Holding shall be responsible for and coordinate the response of all Indemnifying Persons under this Section 8.4 and any notice given to or service upon Premier Holding shall be deemed notice to and service upon all Sellers and Shareholders. Each Seller and Shareholder irrevocably consents that notice to or service of process upon Premier Holding shall constitute notice to or service of process upon such Seller or Shareholder. In addition, actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its rights and obligations under this Article. In the event that the Indemnifying Person, within fifteen (15) days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Persons, subject to the right of the Indemnifying Persons to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof.
If the Indemnifying Person assumes the defense of any Proceeding, the Indemnified Person shall, reasonably and in good faith, assist and cooperate in the defense thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Persons shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Persons. The Indemnifying Persons may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Persons and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding. As a condition to asserting any rights under this Article, each of Buyers' Indemnified Persons hereby appoints Franklin, and each of Sellers' Indemnified Persons and each of the Sellers and Shareholders in their capacity of Indemnifying Person appoints Premier Holding as its sole agent for all matters relating to any claim under this Article. Service upon and notice to Premier

Holding shall be deemed service upon and notice to each Seller and Shareholder for purposes of this Article VIII.

         8.5 NOTICE OF INDEMNIFICATION DEMAND. If an occurrence or event shall occur which gives rise to an indemnification right hereunder which is not covered by Section 8.4 hereof, the Indemnified Persons shall give notice of a claim for indemnity to the indemnitor and shall give the Indemnifying Person reasonable information regarding the event or circumstance giving rise to the indemnity claim. The Indemnifying Person shall have the right to examine the facts and circumstances and shall, within thirty (30) days of such notice (or such shorter period as may be required by the events or circumstances surrounding the event giving rise to the claim for indemnity), give notice to the Indemnified Persons of how the Indemnifying Person proposes to handle or resolve the claim for indemnity or notice that the Indemnifying Party disputes the indemnity claim. If the Indemnified Persons and the Indemnifying Person cannot resolve, within twenty days of Indemnifying Person's notice to the Indemnified Persons, how the indemnity will be handled or how the event giving rise to the claim of indemnity will be treated, then the Indemnified Persons subject to the other provisions of this Article VIII shall have the right to bring a suit to enforce the indemnity or otherwise to enforce all of their rights under this Agreement.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyers will be responsible for payment of their own expenses and the Sellers will be responsible for payment of their respective expenses. No expenses of this transaction shall be charged to or be a liability of the Acquired Companies.

         9.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

         9.3 WAIVER; CONSENTS. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         9.4 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as another party hereto may at any time reasonably request, including before, at and after the Closing, for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         9.5     DISCLOSURE LETTER.

                 (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                 (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         9.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested within two business days after being sent by telecopier, (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (iv) three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):


         If to Premier Holding:            Premier Holding Company
                                           31212 Peardonville Road
                                           Abbotsford, British Columbia  V2T 6K8
                                           CANADA

         With a copy to:                   Taylor McCaffrey
                                           9th Floor, 400 St. Mary Avenue
                                           Winnipeg, Manitoba  R3C 4K5
                                           CANADA
                                           Attn:  Doug Steinburg

         If to the Partners:               At the address indicated on the
                                           signature page

         With a copy to:                   Premier Holding Company
                                           31212 Peardonville Road
                                           Abbotsford, British Columbia  V2T 6K8
                                           CANADA

                                           Taylor McCaffrey
                                           9th Floor, 400 St. Mary Avenue
                                           Winnipeg, Manitoba  R3C 4K5
                                           CANADA
                                           Attn:  Doug Steinburg

         If to the Acquired Companies:     2000 Kentucky Street

                                           Bellingham, Washington  98226
                                           Attn:  Jim Gibson

         With a copy to:                   Taylor McCaffrey
                                           9th Floor, 400 St. Mary Avenue
                                           Winnipeg, Manitoba  R3C 4K5
                                           CANADA
                                           Attn:  Doug Steinburg

         If to Franklin:                   Franklin Quest Co.
                                           2200 West Parkway Boulevard
                                           Salt Lake City, Utah  84119
                                           Attn:  Val John Christensen

         With a copy to:                   Kimball, Parr, Waddoups, Brown & Gee
                                           185 South State Street, Suite 1300
                                           Salt Lake City, Utah 84111
                                           Attn:  Scott W. Loveless

         If to Franklin Canada:            Franklin Quest Co.
                                           2200 West Parkway Boulevard
                                           Salt Lake City, Utah 84119
                                           Attn:  Val John Christensen

         With a copy to:                   Miller Thomson
                                           60 Columbia Way, Suite 600
                                           Markham, ON L3R 0C9
                                           Canada
                                           Attn:  Wayne D. Gray

                                           Kimball, Parr, Waddoups, Brown & Gee
                                           185 South State Street, Suite 1300
                                           Salt Lake City, Utah 84111
                                           Attn:  Scott W. Loveless

         9.7     ASSIGNMENT.   This Agreement and all of the provisions hereof
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.
This Agreement is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder or with respect hereto.

         9.8 GOVERNING LAW. This Agreement shall be governed by the laws of British Columbia (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. This Agreement shall be deemed to have been executed in British Columbia, and shall be interpreted, construed and enforced according to the laws of British Columbia, without giving effect to any conflict of laws provisions, and each party hereby expressly submits themselves to the exclusive, personal jurisdiction of the courts situate in British

Columbia, with respect to any and all claims, demands and/or causes of action asserted or filed by any party in any way relating to, or arising out of, this Agreement or the subject matter hereof.

         9.9 JURISDICTION. Any process against Buyers, or any of the Sellers in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address of such party set forth in Section 9.6 with the same effect as though served on it or him personally.

         9.10    COUNTERPARTS.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. ANY SIGNATURE AFFIXED TO THIS DOCUMENT AND RECEIVED IN TELECOPY FORM SHALL BE DEEMED AN ORIGINAL SIGNATURE.

         9.11    INTERPRETATION.   The article and section headings contained
in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Unless otherwise provided, all references in this Agreement to articles and sections refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other subdivision hereof. Whenever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept to which reference is made."

         9.12 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the documents, instruments and schedules referred to herein and in the Transaction Agreements, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein and in the Transaction Agreements. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.13 ATTORNEYS' FEES. In the event any party hereto institutes a Proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the losing party shall pay the reasonable attorneys' fees and court costs incurred by the prevailing party in connection with such Proceeding.

         9.14 TIME OF ESSENCE. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

         9.15 CONSTRUCTION. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.16 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of the court of competent jurisdiction declares that a term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         9.17 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any persons other than the parties and their respective successors or permitted assigns.

         9.18 INCORPORATION OF EXHIBITS AND SCHEDULES. The exhibit and Disclosure Schedules identified in this Agreement are incorporated herein by reference and are a part hereof.

         9.19 APPOINTMENT OF PREMIER HOLDING AS AGENT OF SELLERS. Each Seller, by his/her/its execution of this Agreement, irrevocably appoints Premier Holding as such Seller's agent and attorney in fact with full power to act for such Seller with respect to all matters concerning this Agreement, including but not limited to, receipt of the Initial Payment and Earn-Out Payments pursuant to Article I on behalf of Sellers, receipt of service of process, amendments to the Agreement, settlement of indemnification issues, resolution of disputes with Buyers and any other matter involving this Agreement. The decision and agreement of Premier Holding shall be binding upon all Sellers.


                                   ARTICLE X
                                  DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Any reference or citation to a law, statute or regulation shall be deemed to include any amendments to that law, statute or regulation and judicial and administrative interpretations of it.

         "ACQUIRED COMPANIES"--Premier Agendas, PSA, Premier Graphics and each of their respective Subsidiaries, collectively.

         "ACQUIRED COMPANIES' ACCOUNTANTS"--Larson Gross PLLC for Premier Agendas; Katherine Slaa-DeVos for PSA.

         "AFFILIATE"--with respect to a specified Person, (a) any entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 10% or more of any class of equity security thereof or other financial or voting interest therein; (b) any director, executive officer, partner, trustee or other fiduciary or any direct or indirect beneficial owner of 10% or more of any class of equity security of, or other financial or voting interest in, such entity; or (c) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "executive officer" means the president, any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition, "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When used without reference to a particular Person, "Affiliate" means an Affiliate of any of the Sellers. Without limiting the foregoing, for the purpose of this Agreement, each of Sellers shall be deemed to be Affiliates of each other.

         "ALLOCATION SCHEDULE"--Schedule 1.2(a) describing the allocation of the Purchase Price among Sellers.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned, leased or used by any Acquired Company is bound.

         "ANNUAL BUDGET"--as defined in Section 1.8(d).

         "BALANCE SHEET"--as defined in Section 2.4.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to maximize to the extent reasonably practicable the prospects that a result will occur.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision and causes damage to such person, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER'S AUDITORS"--Arthur Andersen LLP, or such other independent public accounts as may be engaged by the Buyers from time to time.

         "CLOSING"--as defined in Section 1.3.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMBINED NET ASSETS"--total assets minus total liabilities as determined on a combined basis, excluding all material intercompany balances, for the Acquired Companies in accordance with US GAAP.

         "COMBINED NET INCOME" AND "COMBINED NET LOSS"--the combined net income (loss), excluding all material intercompany transactions, for the Acquired Companies computed in accordance with US GAAP for the relevant period plus (i) the sum of any extraordinary loss and minus (ii) the sum of any extraordinary gain.

         "CODE"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

                 (a) the sale of the Shares by Premier Holding to Buyers, and the sale of the Partnership Interests by the Partners to Franklin;

                 (b) the execution, delivery, and performance of the Employment Agreements, the Noncompetition Agreements, the Sellers' Releases, and the Escrow Agreement;

                 (c) the performance by Buyers and Sellers of their respective covenants and obligations under this Agreement; and

                 (d) Buyer's acquisition and ownership of the Shares and Partnership Interests and exercise of control over any Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES"--as defined in Section 8.2..

         "DISCLOSURE LETTER"--the disclosure letter delivered by the Sellers and the Acquired Companies to Buyers prior to the Closing, as the same may be supplemented from time to time, containing the information required by Article II.

         "EARN-OUT PAYMENT"--as defined in Section 1.7(a).

         "EARN-OUT YEAR"--as defined in Section 1.7(a).

         "EFFECTIVE DATE"--March 1, 1997.

         "EMPLOYEE BENEFIT PLAN"--with respect to Premier Agendas and Premier Graphics any employee benefit plan within the meaning of Section 3.(3) of ERISA or, with respect to PSA, any employee benefit program, scheme or plan contributed to or funded by premiums paid by PSA or PSA employees, maintained or contributed to by an employee or an Acquired Company or any ERISA Affiliate, other than a Multiemployer Plan.

         "EMPLOYMENT AGREEMENTS"--as defined in Section 1.4(a)(iv).

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, option or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under the Breach of any Environmental Law, Occupational Safety and Health Law, or any Order, and relating to:

                 (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                 (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                 (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                 (d) any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

Where United States jurisdiction is applicable, the terms "removal," "remedial," and "response action" will include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"--any Legal Requirement designed:

                 (a) to advise appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations or discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                 (b) to prevent or acceptably minimize the release of pollutants or hazardous substances or materials into the Environment;

                 (c) to reduce the quantities, prevent the release, and minimize the hazardous characteristics of wastes that are generated;

                 (d) to assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                 (e)      to protect resources or species;

                 (f) to acceptably minimize the risks inherent in transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                 (g) to clean up pollutants that have been released, prevent the threat of release, or pay the costs of such clean up or prevention; or

                 (h) to make responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or to permit self-appointed representatives of the public interest to recover for injuries done to public assets or the Environment.

         "ERISA"--the Employee Retirement Income Security Act of 1974, any successor statue and the rules and regulations thereunder, collectively, as from time to time amended and in effect.

         "ERISA AFFILIATE"--any Person which is treated as a single employer with Premier Agendas or Premier Graphics under Section 414 of the Code.

         "EXISTING MANAGEMENT"--the existing management of the Acquired Companies consisting of the following individuals:

                 (i)      For PSA:

                          Name                                   Title
                 Hendrik A. Berends                      President
                 Harry Stel                              General Manager

                 (ii)     For Premier Agendas:

                          Name                                   Title
                 Hendrik A. Berends                      President
                 David L. Loeppky                        General Manager
                 James S. Gibson                         Chief Financial Officer
                 Barrett J. Berends                      National Sales Manager

                 (iii)    For Premier Graphics:

                          Name                                   Title
                 Hendrik A. Berends                      President
                 James S. Gibson                         Chief Financial Officer

         "FACILITIES"--any real property or leaseholds currently owned or operated by the Acquired Companies and any buildings, plants, structures, or equipment currently owned, leased, or operated by any Acquired Company.

         "FAMILY"--as defined in the definition of "Related Person."

         "GAAP"--with respect to the financial accounting matters of PSA, generally accepted accounting principles in Canada, consistently applied, and with respect to all other Acquired Companies, generally accepted accounting principals in the United States, consistently applied. GAAP means those accounting principles and practices (a) which are recognized as such by the Financial Accounting Standards Board with respect to US GAAP or the Canadian Institute of

Chartered Accountants with respect to Canadian GAAP, (b) which are applied for all periods in a manner consistent with the manner in which such principles and practices were applied to the most recent audited or reviewed financial statements of the Acquired Company in question furnished to Buyer, and (c) which are consistently applied for all periods so as to reflect properly the financial condition, and results of operations and cash flows, of the Sellers.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any:

                 (a) nation, state, province, county, city, town, village, district, or other governmental jurisdiction of any nature;

                 (b) federal, state, provincial, local, municipal, foreign, or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                 (d)      multi-national organization or body; or

                 (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether in the United States, Canada or any other jurisdiction.

         "GUARANTEED PENSION PLAN"--any employee pension plan within the meaning of Section 3(2) of ERISA, maintained or contributed to by an Acquired Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA, other than a "Multiemployer Plan."

         "HAZARDOUS ACT"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS"--any substance that is now listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

         "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                 (a) such individual is actually aware of such fact or other matter; or

                 (b) a prudent individual could be expected to discover or otherwise become aware of such fact in carrying out such individual's duties for any Acquired Company.

         "KNOWLEDGE OF THE ACQUIRED COMPANIES"--shall mean Knowledge of the following individuals about the affairs of the Company: Hendrik A. Berends, David L. Loeppky, Harry Stel, Barrett J. Berends, and James S. Gibson.

         "LEGAL REQUIREMENT"--any federal, state, provincial, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "MATERIAL INTEREST"--as defined in the definition of "Related Person."

         "MINIMUM PERFORMANCE STANDARD"--the Pre-Tax Net Income amounts set forth in Section 1.7(a) which must be achieved before an Earn-Out Payment will be paid for an Earn-Out Year.

         "MULTIEMPLOYER PLAN"--a "multiemployer plan" within the meaning of
Section 3(37) of ERISA.

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "ORDER"--any award, decision, injunction, judgment, order, directive, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and is not excessive in amount or time with similar past actions.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles of incorporation, memorandum and articles and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PARTNERSHIP INTERESTS"--as defined in the Recitals to this Agreement.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

         "PLAN"--as defined in Section 3.14.

         "PREMIER AGENDAS SHARES"--as defined in the Recitals to this Agreement.

         "PRE-TAX NET INCOME"--the Combined Net Income for the Acquired Companies for the relevant period (provided, however, that depreciation expense will be determined by adjusting the depreciable basis of any assets owned by the Acquired Companies as of the Effective Date to pre-acquisition levels), excluding the following:

                 (a) gross interest expense and gross interest income for such period;

                 (b) income tax expense, gross receipts tax, capital tax or tax based on equity for such period;

                 (c) amortization expense of general intangibles resulting from the purchase of the Acquired Companies for such period;

                 (d) any abnormal costs for such period, such as special audit or legal fees incurred by virtue of the Acquired Companies having been affiliated with Franklin or Franklin's status as a publicly-held company;

                 (e) expenses for travel requested by Buyers and expenses or amortization relating to equipment purchased or systems installed at the request of Buyers

As far as is reasonably possible, the amount calculated in accordance with this definition is determined as if the Acquired Companies were not affiliated with Franklin, and excludes any gain or loss resulting from any sale, exchange or other disposition of assets of the Acquired Companies other than in the ordinary course of business. All of the amounts for items (a) through (e) shall be determined in accordance with US GAAP. During the Earn-Out Years, no intercompany transaction between Franklin and its affiliates (other than the Acquired Companies) and the Acquired Companies shall act as to reduce Pre-Tax Net Income of the Acquired Companies unless the transaction has the written consent, with respect to the reduction of Pre-Tax Net Income, of Existing Management or their successors.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PSA SHARES"--as defined in the Recitals to this Agreement.

         "PURCHASE PRICE"--as defined in Section 1.2.

         "RELATED PERSON"--with respect to a particular individual:

                 (a)      each other member of such individual's Family;

                 (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                 (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                 (d) any Person with respect to which one or more members of such Individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                 (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                 (b) any Person that holds a Material Interest in such specified Person;

                 (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                 (d) any Person in which such specified Person holds a Material Interest; and

                 (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the first degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS"--as defined in the first paragraph of this Agreement.

         "SHARES"--as defined in the Recitals of this Agreement.

         "SUBSIDIARIES"--with respect to any Person (the "Owner"), any corporations or other Persons of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of an Acquired Company.

         "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax, federal goods and services tax and social services tax and other federal, provincial or state taxes), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body.

         "TAX ACT"--the Income Tax Act (Canada), as amended from time to time.

         "TERMINATION DATE"--as defined in Section 1.3.

         "TRANSACTION DATE"--the date on which an event occurs giving rise to an obligation to pay money or the right to receive money in consideration for services rendered or property exchanged or in accordance with the terms of this Agreement.

         "US GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 2.4 were prepared.

         "WARRANTING SHAREHOLDERS"--Hendrik A. Berends, David L. Loeppky, Harry Stel, Barrett J. Berends, Gerrit Kuik, and Wilhelm Gortemaker.





                    [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf effective as of the date first above written.

"BUYERS"                                   "ACQUIRED COMPANIES"

FRANKLIN QUEST CO.                         PREMIER AGENDAS, INC.


By:                                        By:
   -------------------------------            ---------------------------------
     Val John Christensen                       Hendrik A. Berends
     Executive Vice President                   President

                                           PREMIER SCHOOL AGENDAS LTD.
FRANKLIN QUEST CANADA, LTD.

                                           By:
                                              ---------------------------------
By:                                             Hendrik A. Berends
   -------------------------------              President
     Val John Christensen
     Vice President                        PREMIER GRAPHICS L.P.


                                           By:
                                              ---------------------------------
                                                Hendrik A. Berends, President
                                                of Premier Agendas, Inc., its
                                                General Partner


                                           "SELLERS"

                                           PREMIER HOLDING COMPANY


                                           By:
                                              ---------------------------------
                                                Hendrik A. Berends
                                                President

"PARTNERS"


-------------------------------------         ---------------------------------
Stephanie Bareman                             Grietje Gortemaker
Address:  1275 Thalen Drive                   Address:  Box 35, Group 606, SS6
          Lynden, WA 98264                              Winnipeg, MB  R2C 2Z3


-------------------------------------         ---------------------------------
Barrett J. Berends                            Wilhelm Gortemaker
Address:  936 North Pine Court                Address:  Box 35, Group 606, SS6
          Lynden, WA 98264                              Winnipeg, MB  R2C 2Z3


-------------------------------------         ---------------------------------
Hendrik A. Berends                            Evertje Kingma
Address:  29415 Simpson Road                  Address:  3705 Lindsay Road
          Matsqui, BC  V4X 1H9                          Everson, WA  98247


-------------------------------------         ---------------------------------
Joanne Berends                                Theodore Kingma
Address:  29415 Simpson Road                  Address:  3705 Lindsay Road
          Matsqui, BC  V4X 1H9                          Everson, WA  98247


-------------------------------------         ---------------------------------
Patricia E. Berends                           Henry Klos
Address:  1209 Guyatt Road East, RR           Address:  596 Bertrand Drive
          Binbrook, ON  L0R 1C0                         Lynden, WA  98264


-------------------------------------         ---------------------------------
Janice Berends                                Corrie Klos
Address:  29415 Simpson Road                  Address:  596 Bertrand Drive
          Matsqui, BC  V4X 1H9                          Lynden, WA  98264


-------------------------------------         ---------------------------------
Heather Berends                               Ben Kuik
Address:                                      Address:  Box 9, Group 14, RR1
        -----------------------------                   Dugald, MB  R2C 3C2
-------------------------------------


-------------------------------------         ---------------------------------
Katherine Berends                             Carolyn Kuik
Address:                                      Address:  854 Plessis Road
        -----------------------------                   Winnipeg, MB  R2C 3C2
-------------------------------------


-------------------------------------         Dugald, MB  R0E 0K0
Kathleen Kuik                                 ----------------------------------
Address:  Box 9, Group 14, RR1                Jake Kuik

Address:  854 Plessis Road
          Winnipeg, MB  R2C 3C2              ----------------------------------
                                             Verna Mumford
                                             Address:  7334 Everson-Goshen Road
                                                       Everson, WA  98247
-------------------------------------
David L. Loeppky                             ----------------------------------
Address:  711 Briar Road                     Henrietta Raap
          Bellingham, WA  98225              Address:  281 Symington Rd.
                                                       Box 36, Grp 607, SS6
                                                       Winnipeg, MB  R2C 4W6

-------------------------------------
George Loeppky
Address:  749 Townsend Avenue
          Winnipeg, MB  R3T 2V5              ----------------------------------
                                             Franciska Stel
                                             Address:  20434-46A Avenue
-------------------------------------        Langley, BC  V3A 3J8
Lindsay R. Loeppky
Address:  698 St. Anne's Road
          Winnipeg, MB  R2M 3M6
                                             ----------------------------------
                                             Harry Stel
-------------------------------------        Address:  20434-46A Avenue
Muriel O.J. Loeppky                          Langley, BC  V3A 3J8
Address:  749 Townsend Avenue
          Winnipeg, MB  R3T 2V5

                                             ----------------------------------
                                             Mary Lee Taylor
-------------------------------------        Address:  597 West 62nd Avenue
Patricia J. Loeppky                                    Vancouver, BC  V6P 2C8
Address:  30 Via Lucca, #E120
          Irvine, CA  92715
                                             ----------------------------------
                                             Lawrence Toet
                                             Address:  4573 Mountainview Rd. N,
-------------------------------------        RR3
Sharon M. Loeppky                                      Beamsville, ON  L0R 1B3
Address:  711 Briar Road
          Bellingham, WA  98225
                                             ----------------------------------
                                             Marilyn Toet
                                             Address:  4573 Mountainview Rd. N,
-------------------------------------        RR3
Phil Minderhoud                                        Beamsville, ON  L0R 1B3
Address:  3602 Hurst Crescent
          Abbotsford, BC  V2S 6G8
                                             ----------------------------------
                                             Audrey Toet

                                             Address:  58 Rizzuto Bay
                                                       Winnipeg, MB  R2C 4N7


                                             ----------------------------------
                                             John Toet
                                             Address:  58 Rizzuto Bay
                                                       Winnipeg, MB  R2C 4N7

------------------------------------
Davida Tuininga
Address:  Box 59
          Neerlandia, AB  T0J 1R0


------------------------------------
Anita Vanderveen
Address:  Box 1542
          Carman, MB  R0G 0J0


------------------------------------
G. Bernice Vreugdenhil
Address:  4938 Hillview Road
          Sumas, WA  98295



"SHAREHOLDERS"


Pueri Investments Inc.                       Premier Investment Group, Inc.


By                                           By
  ----------------------------------           --------------------------------
Its                                              David L. Loeppky
   ---------------------------------             President

Crystal Acquisition Inc.

                                             ----------------------------------
By                                           Hendrik A. Berends
  ----------------------------------         Address:  29415 Simpson Road
Its                                                    Matsqui, BC  V4X 1H9
   ---------------------------------

H.T.B. & Associates Ltd.

                                             ----------------------------------
                                             Joanne Berends
By                                           Address:  29415 Simpson Road
  ----------------------------------                   Matsqui, BC  V4X 1H9
Its
   ---------------------------------

HABCO Enterprises Ltd.

                                             ----------------------------------
                                             Grietje Gortemaker
                                             Address:  Box 35, Group 606, SS6
By                                                     Winnipeg, MB  R2C 2Z3
  ----------------------------------
Its
   ---------------------------------



------------------------------------         Winnipeg, MB  R2C 2Z3
Wilhelm Gortemaker
Address:  Box 35, Group 606, SS6             ----------------------------------

Ben Kuik
Address:  Box 9, Group 14, RR1                 --------------------------------
          Dugald, MB  R2C 3C2                  Henrietta Raap
                                               Address:  281 Symington Rd. Box
                                                         36, Grp 607, SS6
--------------------------------------                   Winnipeg, MB  R2C 4W6
Carolyn Kuik
Address:  854 Plessis Road
          Winnipeg, MB  R2C 3C2                --------------------------------
                                               Franciska Stel
                                               Address:  20434-46A Avenue
--------------------------------------                   Langley, BC  V3A 3J8
Kathleen Kuik
Address:  Box 9, Group 14, RR1
          Dugald, MB  R0E 0K0                  --------------------------------
                                               Harry Stel
                                               Address:  20434-46A Avenue
--------------------------------------                   Langley, BC  V3A 3J8
Jake Kuik
Address:  854 Plessis Road
          Winnipeg, MB  R2C 3C2                --------------------------------
                                               Mary Lee Taylor
                                               Address:  597 West 62nd Avenue
                                                         Vancouver, BC  V6P 2C8
--------------------------------------
George Loeppky
Address:  749 Townsend Avenue                  --------------------------------
          Winnipeg, MB  R3T 2V5                Lawrence Toet
                                               Address:  4573 Mountainview Rd.
                                                         N, RR3
--------------------------------------                   Beamsville, ON  L0R 1B3
Lindsay R. Loeppky

Address:  698 St. Anne's Road                  --------------------------------
          Winnipeg, MB  R2M 3M6                Marilyn Toet
                                               Address:  4573 Mountainview Rd.
                                                         N, RR3
--------------------------------------                   Beamsville, ON  L0R 1B3
Muriel O.J. Loeppky

Address:  749 Townsend Avenue
          Winnipeg, MB  R3T 2V5                --------------------------------
                                               Audrey Toet
                                               Address:  58 Rizzuto Bay
--------------------------------------                   Winnipeg, MB  R2C 4N7
Phil Minderhoud
Address:  3602 Hurst Crescent
          Abbotsford, BC  V2S 6G8
                                               --------------------------------
                                               John Toet
                                               Address:  58 Rizzuto Bay
                                                         Winnipeg, MB  R2C 4N7



                                               ---------------------------------
                                               Davida Tuininga
                                               Address:  Box 59
                                                         Neerlandia, AB  T0J 1R0

-----------------------------------------
Anita Vanderveen
Address:  Box 1542
          Carman, MB  R0G 0J0